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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MAIDENFORM BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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485F US Highway 1 South, Iselin, NJ 08830

April 17, 2012

Dear Stockholders of Maidenform Brands, Inc.:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Maidenform Brands, Inc., to be held at 9:00 a.m., Eastern Daylight Time, on May 25, 2012 at the offices of the Company at 200 Madison Avenue, 25th floor, New York, NY 10016.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold and whether you plan to attend the meeting in person. Accordingly, please submit your proxy through the Internet or complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

Thank you for your continued support and we look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice S. Reznik Chief Executive Officer

MAIDENFORM BRANDS, INC.
485F US Highway 1 South
Iselin, NJ 08830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. ON MAY 25, 2012

TO THE STOCKHOLDERS OF MAIDENFORM BRANDS, INC.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Maidenform Brands, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company at 200 Madison Avenue, 25th floor, New York, NY 10016 on Friday, May 25, 2012 at 9:00 a.m., Eastern Daylight time, for the following purposes, as more fully described in the accompanying Proxy Statement (the "Proxy Statement"):

(1)
To elect the Company's Board of Directors (the "Board") to serve one-year terms expiring at the later of the 2013 Annual Meeting of Stockholders or upon a successor being duly elected and qualified. The Board nominates for election the following six nominees: Norman Axelrod, Harold Compton, Barbara Eisenberg, Nomi Ghez, Maurice Reznik and Karen Rose;

(2)
To hold an advisory vote to approve named executive officer compensation;

(3)
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2012 fiscal year; and

(4)
To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 5, 2012 will be entitled to receive notice of and to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors

Nanci Prado
Iselin, NJ	Executive Vice President, General Counsel
April 17, 2012	and Corporate Secretary

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR ELECTRONIC VOTING OVER THE INTERNET.

MAIDENFORM BRANDS, INC.
485F US Highway 1 South
Iselin, NJ 08830

PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF STOCKHOLDERS

 General Information

Why am I receiving these materials?

We are furnishing this Proxy Statement and the accompanying materials to the stockholders of record of Maidenform Brands, Inc., a Delaware corporation, at the close of business on April 5, 2012, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Friday, May 25, 2012 at 9:00 am and at any adjournment or postponement thereof. These materials were first sent or given to stockholders on April 17, 2012. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at the Company's offices at 200 Madison Avenue, 25th Floor, New York, NY 10016.

What items will be voted on at the Annual Meeting?

Stockholders will vote on three items at the Annual Meeting:

  •
  The election to the Board of the six nominees named in this Proxy Statement (Proposal No. 1);

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  An advisory approval of named executive officer compensation (Proposal No. 2); and

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2012 fiscal year (Proposal No. 3).

What is the Board's voting recommendations?

The Board recommends that you vote your shares:

  •
  "FOR" each of the six nominees to the Board (Proposal No. 1);

  •
  "FOR" the proposal regarding an advisory vote to approve named executive officer compensation (Proposal No. 2); and

  •
  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2012 fiscal year (Proposal No. 3).

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, the Company is delivering a single copy of this Proxy Statement and the Annual Report to multiple

2012 Proxy Statement    I    1

stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Proxy Statement and Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of the Proxy Statement and Annual Report or, if there are multiple stockholders at the same address and such stockholders wish to begin householding, stockholders may write or call the Company at the following address and telephone number:

Maidenform Investor Relations
485F US Highway 1 South
Iselin, NJ 08830
(732) 621-2300

Who may vote at the Annual Meeting?

Each share of the Company's Common Stock has one vote on each matter. Only stockholders of record as of the close of business on April 5, 2012 (the "Record Date") are entitled to receive notice of, to attend and to vote at the Annual Meeting. As of the Record Date, there were 23,536,845 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), issued and outstanding, held by 101 holders of record.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of record.    If your shares are registered directly in your name with the Company's transfer agent, Continental Stock Transfer and Trust Company, you are considered the stockholder of record with respect to those shares, and the Proxy was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Proxy was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a "vote instruction form." If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of the Company's shares, how do I vote?

There are three ways to vote:

  •
  In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

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  Via the Internet. You may vote by proxy via the Internet at www.maidenformbrands.com.

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  By Mail. If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

  •
  In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact the organization for instructions regarding obtaining a legal proxy.

2    I    Maidenform Brands, Inc.

  •
  Via the Internet. You may vote by proxy via the Internet at www.maidenformbrands.com.

  •
  By Mail. If you received copies of the proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

  •
  Are present and vote in person at the Annual Meeting; or

  •
  Have voted on the Internet, or by properly submitting a proxy card or vote instruction form by mail.

In addition, broker non-votes will be counted for purposes of determining whether a quorum is present. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record.    If you are a stockholder of record and you:

  •
  Indicate when voting on the Internet that you wish to vote as recommended by the Board; or

  •
  Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Which ballot measures are considered "routine" or "non-routine"?

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2012 fiscal year (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of directors (Proposal No. 1) and the advisory vote to approve named executive officer compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other

2012 Proxy Statement    I    3

nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 2.

What is the voting requirement to approve each of the proposals?

For Proposal No. 1, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Votes withheld shall have no legal effect. Approval of Proposal Nos. 2 and 3 require the affirmative vote (at a meeting at which a quorum is present) of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. For Proposal No. 1 as described above the directors receiving the highest number of votes will be elected, and therefore broker non-votes and abstentions have no effect on Proposal No. 1. In the case of each of Proposals No. 2 and No. 3, approval of these other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting. Therefore, broker non-votes have no effect on these proposals, while abstentions could prevent the approval of these other proposals because they are counted as shares present or represented and voting and have the effect of a vote against Proposal Nos. 2 and 3. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided herein.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Corporate Secretary at 200 Madison Avenue, 25th floor, New York, NY 10016, a written notice of revocation prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative from Continental Stock Transfer & Trust Company will serve as the inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

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  To allow for the tabulation and certification of votes; and

  •
  To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

4    I    Maidenform Brands, Inc.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company's Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company must also pay brokerage firms and other persons representing beneficial owners of shares held in street name associated with certain fees:

  •
  Forwarding the Notice to beneficial owners;

  •
  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  •
  Obtaining beneficial owners' voting instructions.

In addition to soliciting proxies by mail, certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on the Company's behalf.

How can I attend the Annual Meeting?

To attend the Annual Meeting, if you own your Maidenform shares through a brokerage firm or bank, you must bring proof of ownership of your shares as of the Record Date, such as a brokerage or bank statement. If you hold your Maidenform shares in your own name, you must bring a government-issued picture identification to the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2013 Annual Meeting of Stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2013 Annual Meeting of Stockholders must be received no later than December 19, 2012. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Corporate Secretary by mail at 200 Madison Avenue, 25th floor, New York, NY 10016.

Requirements for Stockholder Proposals to Be Brought Before the 2013 Annual Meeting of Stockholders.    Notice of any director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders, but do not intend to have included in the Company's Proxy Statement and form of proxy relating to the 2013 Annual Meeting of Stockholders, must be delivered to the Company's Corporate Secretary by mail at 200 Madison Avenue, 25th floor, New York, NY 10016 not earlier than the close of business on January 25, 2013 and not later than the close of business on February 24, 2013. In addition, your notice must set forth the information required by the Company's bylaws with respect to each director nomination or other proposal that you intend to present at the 2013 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 25, 2012: The Proxy Statement and annual report to security holders are available at www.maidenformbrands.com.

2012 Proxy Statement    I    5

 Directors, Executive Officers and Corporate Governance

DIRECTORS

Listed below are the Company's six directors. Each of the six directors is nominated for re-election at the Annual Meeting. Each of the directors elected at the Annual Meeting will serve a one-year term expiring at the next Annual Meeting of Stockholders or when a successor has been duly elected and qualified. Bernd Beetz will not stand for re-election at the Annual Meeting.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. The Board's membership should reflect diversity in its broadest sense, including persons diverse in geography, gender and ethnicity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The biographies below describe the skills, attributes and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

Karen Rose (63) has been Chair of our Board of Directors since January 2009 and a director of Maidenform since January 2005. She is Chair of Maidenform's Audit Committee and is a member of the Compensation and the Nominating and Governance Committees. Her principal occupation has been Corporate Director of various public and private companies. Ms. Rose was Group Vice President and Chief Financial Officer of The Clorox Company from December 1997 until her retirement in October 2003 following a twenty-five year career with the company. Ms. Rose currently serves on the Boards of Directors of Wilton Brands, chairing the Audit Committee there, and Orchard Supply Hardware, where she is a member of the Audit Committee. Previously Ms. Rose also served on the Boards of Directors of Bare Escentuals, Inc. and Fairmont, Inc. Ms. Rose received a B.A. in History from the University of Wisconsin and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania.

Ms. Rose, one of three women on the Board, has extensive financial accounting knowledge that is critical to our Board of Directors. As the former Chief Financial Officer at Clorox and with over 25 years of finance experience, Ms. Rose has extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large public company. Because of this extensive experience, Ms. Rose is a valuable member of the Board.

Norman Axelrod (59) has been a director of Maidenform since September 2004. Mr. Axelrod, through his consulting entity, NAX 18, LLC, provides consulting services to certain entities related to Ares Management LLC. Mr. Axelrod is the Non-Executive Chairman of the Board of Directors of GNC Corporation and also serves on the Board of Directors of Jaclyn, Inc., a handbags and apparel company. Mr. Axelrod also is the Non-Executive Chairman of Serta & Simmons and a Director of Floor and Decor. Mr. Axelrod was Chief Executive Officer and Chairman of the Board of Directors of Linens 'n Things, Inc. until its acquisition in February 2006. Mr. Axelrod joined Linens 'n Things as Chief Executive Officer in 1988 and was elected to the additional position of Chairman of the Board of Directors in 1997. From 1976 to 1988, Mr. Axelrod held various management positions at Bloomingdale's, ending with Senior Vice President, General Merchandise Manager. Mr. Axelrod was also a member of the Board of Directors of Reebok International Ltd. from 2001 until its sale to adidas-Salomon AG in

6    I    Maidenform Brands, Inc.

2006. Mr. Axelrod received a B.S. in Management and Marketing from Lehigh University and an M.B.A. from New York University.

Mr. Axelrod's experience on the board of directors of a variety of companies in conjunction with his tenure as Chief Executive Officer of Linens 'n Things demonstrates his leadership capability and extensive knowledge of complex operational and management issues. In addition, his experience in the apparel industry brings vital knowledge and insight to our Board of Directors.

Harold F. Compton (64) has been a director of Maidenform since April 2006. Mr. Compton most recently served as President and Chief Executive Officer of CompUSA Inc. He joined CompUSA in 1994 as Executive Vice President—Operations, becoming COO in January 1995 and President/CompUSA Stores in July 1996. In March 2000, he became President and Chief Executive Officer of CompUSA Inc. Prior to joining CompUSA, he served as President and COO of Central Electric Inc. (1993-1994). Previously, he served as Executive Vice President—Operations and Human Resources, and Director of Stores for HomeBase (1989-1993), Senior Vice President—Operations, and Director of Stores for Roses Discount Department Stores (1986-1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation for 21 years (1965-1986). Mr. Compton served on the Board of Directors of Linens 'n Things, Inc. until its sale in February 2006. Mr. Compton was named to the Board of Directors of IceWeb, Inc. in June 2005. In June 2009, Mr. Compton became the Chairman of the Board of Directors of Hasco Medical Inc. Mr. Compton was also Co-Chairman and a 25.5% owner of the Country Sampler Stores, LLC, which filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Code in 2006.

With his years of managerial and operational experience, Mr. Compton brings to the Board demonstrated management ability at senior levels. In addition, his experience as a director of a variety of companies and his more than 30 years of experience as a retailer brings valuable insight to the Board.

Barbara Eisenberg (66) has been a director of Maidenform since February 2005. Ms. Eisenberg is currently Executive Vice President, General Counsel and Corporate Secretary of Ann Inc. and a Member of the Ann Inc. Corporate Executive Committee. Before joining Ann Inc., Ms. Eisenberg was Senior Vice President, General Counsel and Corporate Secretary of J. Crew Group, Inc. from 1999 to 2001 and was Vice President, General Counsel and Corporate Secretary from 1998 until then. Prior to that, Ms. Eisenberg was Vice President, Associate General Counsel and Corporate Secretary at Burlington Industries, Inc. Ms. Eisenberg served as a Member of the Board of Visitors of Columbia University School of Law and is Chair of the General Counsels Forum of the National Retail Federation. Ms. Eisenberg received a B.A. with distinction in International Relations from Barnard College and a J.D. from Columbia University School of Law.

Ms. Eisenberg, one of three women on our board of directors, brings with her many years of experience in the women's apparel industry. Throughout her career, Ms. Eisenberg has been involved with companies with very strong brand identity and she brings her expertise in this area to the Board of Directors. Ms. Eisenberg has extensive corporate legal experience from serving as General Counsel of public companies, with significant expertise in corporate governance, securities laws, and intellectual property. Ms. Eisenberg's experience in international sourcing issues and developing and managing international social compliance programs and green initiatives makes her an invaluable asset to the Board.

Nomi Ghez (65)—Ms. Ghez has been a director of Maidenform since December 2011. Ms. Ghez is a Co-Founding Partner of Circle Financial Group, a private wealth management company, which was founded in 2003. From 1994 to 2003, Ms. Ghez was a Partner and Managing Director at Goldman Sachs & Co. Ms. Ghez also serves as a director of the Lipman Family Companies, on the Executive Board of the Jewish Museum and as a director of the Stern School of Business at NYU.

2012 Proxy Statement    I    7

Ms. Ghez, one of three women on our board of directors, has a diverse financial background and over 20 years of financial experience. Ms. Ghez also has experience working with consumer product companies. Her extensive financial experience is an asset to the Board.

Maurice S. Reznik (58) has been Chief Executive Officer and a director since July 2008. Mr. Reznik was our President from May 2004 and was responsible for marketing, merchandising, design and sales for both branded and private label products. From April 1998 to May 2004, Mr. Reznik was President of the Maidenform division of our predecessor company. In the 19 years prior to joining us, Mr. Reznik held various sales and management positions in the intimate apparel industry, most recently as President of Warner's Intimate Apparel Group, a division of Warnaco, Inc. from June 1994 to September 1997. Prior to that, Mr. Reznik also held a series of positions with VF Corporation and Sara Lee Corporation. Mr. Reznik received a B.A. in Economics from Queens College in New York City. Mr. Reznik is the founder of the For Love of Life Colon Cancer charity, and serves on the boards of the Movado Group, Inc., American Apparel and Footwear Association and the Fashion Institute of Technology.

With over 30 years of experience in the intimate apparel industry, Mr. Reznik is well positioned to lead our management team and provide essential insight and guidance to the Board. Mr. Reznik provides the Board with an inside perspective of the day-to-day operations of the Company. In addition, the Company benefits from his experience and comprehensive knowledge of the intimate apparel industry.

ROLE OF THE BOARD

Our business is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed at the "Investor Relations—Governance" section of our website at www.maidenformbrands.com.

The Board meets regularly to review significant developments affecting the Company and to act on matters requiring the Board's approval. The Board held six meetings during the fiscal year ended December 31, 2011 (the "2011 Fiscal Year"). Members of the Board are expected to make attendance at board and committee meetings a priority and to participate actively in the meetings.

BOARD LEADERSHIP STRUCTURE

The Board has no policy with respect to the separation of the offices of Chief Executive Officer and Chair of the Board. It is the Board's view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.

Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the Board with Mr. Reznik serving as our Chief Executive Officer and Ms. Rose serving as Chair of the Board. We believe this is appropriate as it provides Mr. Reznik with the ability to focus his time and energy on operating and managing the Company while Ms. Rose focuses on Board oversight.

EXECUTIVE SESSIONS

The Board held an executive session of all directors who are not employees of the Company following each regularly scheduled in-person meeting of the Board during the 2011 Fiscal Year. The presiding director at executive sessions of the directors is Karen Rose, the Chair of the Board of Directors who is "independent" under the current listing standards of the New York Stock Exchange (the "NYSE").

8    I    Maidenform Brands, Inc.

 BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board members are invited to attend the Company's Annual Meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the Annual Meetings. All of the Company's directors attended the 2011 Annual Meeting of Stockholders.

DIRECTOR INDEPENDENCE

The Board has determined that all of the Board members, excluding Mr. Reznik, are independent under the applicable NYSE and SEC rules. The Board has also determined that the Committee Chairs and all Committee members are independent under the applicable NYSE and SEC rules. The members of the Committees are identified in the table below.

BOARD COMMITTEES AND MEETINGS

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee(1)
Norman Axelrod	—	Chair	X
Bernd Beetz	—	—	X
Harold Compton	X	X	—
Barbara Eisenberg	X	—	Chair
Nomi Ghez	X	—	—
Karen Rose	Chair	X	X

(1)
Effective as of the Annual Meeting, the Nominating and Governance Committee shall be comprised of Mdmes. Eisenberg and Rose and Mr. Axelrod. In March 2012, Mr. Compton replaced Mr. Axelrod as the Chair of the Compensation Committee.

The Audit Committee is responsible primarily for overseeing the services performed by the Company's independent registered public accounting firm and internal audit department, evaluating the Company's accounting policies and system of internal controls, reviewing significant financial transactions and oversight of risk management. The Audit Committee met a total of eight times during 2011. The Board has determined that Ms. Rose qualifies as an "audit committee financial expert" as defined by the SEC and that each member of the Audit Committee meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b) (i) under the Exchange Act.

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company's executive officers, including our CEO, administering the Company's equity compensation plans and reviewing the compensation of the Board. The Compensation Committee met a total of four times during 2011. For a description of the Compensation Committee's processes and procedures, including the roles of the Company's executive officers and independent compensation consultation in the Compensation Committee's decision-making process, please see the section entitled "Compensation Discussion and Analysis".

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board's effectiveness and is primarily responsible for oversight of corporate governance, including implementing the Company's Corporate Governance Guidelines. In evaluating potential nominees to the Board, the Nominating and Governance Committee considers, among other

2012 Proxy Statement    I    9

things, independence, character, ability to exercise sound judgment, demonstrated leadership, skills and experience in the context of the Board's needs. The Nominating and Governance Committee has and, in the future, may engage executive search firms to identify director candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders and will evaluate them using the same criteria as for other candidates. The Nominating Committee met a total of four times during 2011 and met after the end of the fiscal year to recommend to the full Board each of the nominees for election to the Board, as presented herein.

The Audit Committee, Compensation Committee and Nominating and Governance Committee operate under written charters adopted by the Board. These charters are available in the "Investor Relations-Governance" section of the Company's website, www.maidenformbrands.com.

During 2011, all of the members of the Board nominated for election attended or participated in 75% or more of the aggregate of the total number of meetings of the Board (held during the period for which such person has been a director) and the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Mr. Beetz, who served on the Board until April 2012, attended fewer than 75% of the Board and Committee meetings in 2011.

BOARD OVERSIGHT AND RISK MANAGEMENT

The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has primary responsibility for overseeing enterprise risk management. Management reports regularly to the Board with respect to risks inherent to the business of the Company, the identification, assessment, management, and monitoring of those risks, and risk management decisions, practices, and activities of the Company.

While the Board has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Audit Committee reviews risks related to financial matters, the Nominating and Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Board is apprised by the committee chairs of significant risks and management's response to those risks via periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing such matters, supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

2011 DIRECTOR COMPENSATION

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each director's annual retainer is in the form of equity. Members of the Board who are not also Company employees are granted restricted stock on the date of the Annual Meeting of Stockholders (each, an "Annual RS Award"). The number of shares of restricted stock subject to each Annual RS Award granted to non-employee directors is determined by dividing $50,000 by the per-share closing price of the Company's Common Stock on the day prior to the date of grant (rounded to the nearest whole share). All Annual RS Awards will vest on the first anniversary of the date of grant.

A non-employee director who is newly elected or appointed to the Board other than in connection with an Annual Meeting of Stockholders will generally also receive a grant of restricted stock upon his or her election or appointment (each, an "Initial RS Award"). The number of shares of restricted stock subject to each Initial RS Award granted to a non-employee director is determined in the same manner as described above for Annual RS Awards, but the grant-date value of the award is prorated based on the portion of the year that has passed since

10    I    Maidenform Brands, Inc.

the last Annual Meeting. Initial RS Awards will vest on the first anniversary of the date of grant. Prior to March 2010, non-employee directors received shares of restricted stock and stock appreciation rights ("SARs") with a grant date fair value of $50,000.

Non-employee directors also receive a $50,000 annual retainer paid in quarterly installments, and the Chair of the Audit Committee receives an additional annual retainer of $15,000, the Chair of the Compensation Committee receives an additional annual retainer of $10,000 and the Chair of the Nominating and Governance Committee receives an additional annual retainer of $5,000. In addition, the Chair of the Board receives an additional annual retainer of $15,000 ($20,000 effective January 2012). Mr. Reznik does not received additional compensation for serving on the Board. All directors are reimbursed for reasonable expenses, including travel and other out-of-pocket costs incurred in connection with their attendance at meetings.

The following table provides information regarding the compensation paid during 2011 to each non-employee director:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Total ($)
Norman Axelrod(3)	$60,000	$50,000	$—	$110,000
Bernd Beetz(4)	50,000	50,000	—	100,000
Harold F. Compton(5)	50,000	50,000	—	100,000
Barbara Eisenberg(6)	55,000	50,000	—	105,000
Nomi Ghez(7)	5,000	24,101	—	29,101
Karen Rose(8)	80,000	50,000	—	130,000

(1)
Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 of 1,692 shares of restricted stock granted to each of the non-employee directors (except Ms. Ghez) on May 26, 2011. Ms. Ghez was granted 1,307 shares of restricted stock on December 1, 2011. See Note 2, "Summary of Significant Accounting Policies," under the heading "Stock-based compensation," and Note 10, "Stock-Based Compensation," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for the assumptions made for valuing stock-based compensation under FASB ASC Topic 718.

(2)
The restricted stock vests on the first anniversary of the grant date.

(3)
As of December 31, 2011, Mr. Axelrod had outstanding (i) 2,535 shares of restricted stock and (ii) SARs for 15,806 shares of Common Stock.

(4)
As of December 31, 2011, Mr. Beetz had outstanding (i) 1,762 shares of restricted stock and (ii) SARs for 540 shares of Common Stock. Mr. Beetz served on the Board through April 2012, when his term expired. Mr. Beetz will not stand for re-election at the 2012 Annual Meeting of Stockholders.

(5)
As of December 31, 2011, Mr. Compton had outstanding (i) options to purchase an aggregate of 36,574 shares of Common Stock, (ii) 2,535 shares of restricted stock and (iii) SARs for 15,806 shares of Common Stock.

(6)
As of December 31, 2011, Ms. Eisenberg had outstanding (i) options to purchase an aggregate of 18,000 shares of Common Stock, (ii) 2,535 shares of restricted stock and (iii) SARs for 15,806 shares of Common Stock.

(7)
As of December 31, 2011, Ms. Ghez had outstanding 1,307 shares of restricted stock. Ms. Ghez fees earned or paid in cash and restricted stock reflect a partial year's compensation for serving as a non-employee director.

(8)
As of December 31, 2011, Ms. Rose had outstanding (i) options to purchase an aggregate of 21,942 shares of Common Stock, (ii) 2,535 shares of restricted stock and (iii) SARs for 15,806 shares of Common Stock.

2012 Proxy Statement    I    11

 COMMUNICATION WITH THE BOARD

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Corporate Secretary at 200 Madison Avenue, 25th floor, New York, NY 10016, with a request to forward the communication to the intended recipient or recipients. In general, any communication by a stockholder or other interested party delivered to the Corporate Secretary for forwarding to the Board or specified Board member or members will be forwarded in accordance with the sender's instructions. However, the Company's Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear in the section entitled "Board Committees and Meetings" were Compensation Committee members during all of 2011. No member is or has been an executive officer of the Company or has been an employee of the Company during 2011, and no member of the Compensation Committee had any relationship requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2011.

CORPORATE GOVERNANCE DOCUMENTS

The Board has adopted a Global Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies of our certificate of incorporation and bylaws, the charters of our Board's Audit Committee, Compensation Committee and Nominating and Governance Committee, as well as copies of our Corporate Governance Guidelines, Global Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, together with any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, can be accessed in the "Investor Relations—Governance" section of our website, www.maidenformbrands.com, or obtained free of charge by writing to Maidenform Brands, Inc. 485F US Highway 1 South, Iselin, NJ 08830, Attention: Investor Relations.

EXECUTIVE OFFICERS

The executive officers of Maidenform Brands, Inc., and their ages and positions as of April 5, 2012, are:

Maurice S. Reznik	58	Chief Executive Officer and Director
Malcolm Robinson	51	President
Christopher W. Vieth	47	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Nanci Prado	42	Executive Vice President, General Counsel and Corporate Secretary
Steven Castellano	48	Senior Vice President, Merchandising and Design Operations
Anthony D'Onofrio	57	Chief Supply Chain Officer

Maurice S. Reznik is our Chief Executive Officer and a Director. See "Directors, Executive Officers and Corporate Governance—Directors" for a discussion of Mr. Reznik's business experience.

Malcolm Robinson has been our President since November 2011. Mr. Robinson is responsible for the Company's domestic sales, direct-to-consumer, marketing, design, product development and merchandising departments. Previously, Mr. Robinson was Group President, Wholesale Sportswear at Phillips Van Heusen, where he oversaw the Izod, Arrow, Van Heusen, Timberland and Geoffrey Beene Brands, a position he has held since 2000. From

12    I    Maidenform Brands, Inc.

1993 to 1999, Mr. Robinson served as the Executive Vice President of the Gant Corporation and from 1986 to 1992, he served as Executive Vice President of Sales, Merchandising and Licensing of Regatta Sport Inc. Mr. Robinson received a B.A. in Film Studies from Dartmouth College.

Christopher W. Vieth has been our Executive Vice President, Chief Operating Officer and Chief Financial Officer since May 2008. In this role, Mr. Vieth leads the Company's operational, financial and information technology functions. Mr. Vieth joined Maidenform from Blue Tulip Corporation, where he served as Chief Administrative Officer and Chief Financial Officer from November 2006 until April 2008. In January 2009, Blue Tulip filed for bankruptcy under Chapter 11 of the Federal Bankruptcy Code. Prior to joining Blue Tulip, Mr. Vieth was Chief Financial Officer for Dow Jones and Company where he also served as Vice President of Finance and Chief Accounting Officer from July 2000 until October 2006. From 1995 to 2000, he held senior finance and operational positions at Barnes & Noble, Inc., including Vice President and Controller. Mr. Vieth spent eight years at Amerada Hess Corporation, from 1987 to 1995, where he held a series of positions of increasing responsibility in the company's audit, accounting and financial planning divisions. Mr. Vieth is a certified public accountant and is a member of the New Jersey Society of Certified Public Accountants. Mr. Vieth received a B.A. in Accounting from Saint Francis College.

Nanci Prado has been our Executive Vice President, General Counsel and Corporate Secretary since April 2009. Prior to joining Maidenform, she served as General Counsel and Corporate Secretary from August 2006 until December 2008 at Omrix Biopharmaceuticals, Inc. After Omrix's acquisition by Johnson & Johnson in December 2008 and prior to joining Maidenform, Ms. Prado served as VP-Law, Johnson & Johnson Wound Management and as Assistant General Counsel at its parent, Johnson & Johnson. Prior to joining Omrix, Ms. Prado was a partner in the Corporate Group of the New York office of Dorsey & Whitney LLP. Previously, she was an attorney in the Business and Technology Group in the New York office of Brobeck, Phleger & Harrison LLP. Ms. Prado received her bachelor's degree from Pomona College and her J.D. from Stanford University.

Steven Castellano has been our Senior Vice President of Merchandising and Design Operations since 2008. In this role, Mr. Castellano is responsible for the overall design of the Maidenform, Flexees, Control It! and Lilyette product lines. From 2003 to 2008, he served as our Vice President, Design. Prior to joining Maidenform, Mr. Castellano served as Director, Design at Kellwood, Inc. from 2000 to 2003. From 1992 to 2000, Mr. Castellano was a designer for Maidenform and Lilyette. Mr. Castellano held a series of design positions at Wacoal, Inc. and Bestform, Inc. from 1987 to 1990.

Anthony D'Onofrio has been our Chief Supply Chain Officer since July 2011. Prior to joining Maidenform, he consulted for TMS from 2008 through 2011. From 2007 to 2008, he held the position of Chief Operating Officer for Eastern Bell Sports and from 2002 through 2007, served as Chief Supply Chain Officer for Linens N' Things. Mr. D'Onofrio has held various senior management positions in the retail, consumer products, pharmaceutical, and manufacturing industries including P&G, Pepsico, Merck, Sears Holdings Corp. and Michaels Stores Inc. Mr. D'Onofrio received a B.S. in Chemical Engineering and MS in Engineering Management, Industrial Engineering from the New Jersey Institute of Technology.

2012 Proxy Statement    I    13

 Beneficial Ownership of Securities

The following table sets forth certain information as of April 5, 2012, with respect to the beneficial ownership of the Company's Common Stock by:

  •
  each person or group of affiliated persons the Company believes beneficially holds more than 5% of the outstanding shares of the Company's Common Stock based solely on the Company's review of SEC filing;

  •
  each named executive officer listed in the table entitled "Summary Compensation Table";

  •
  each director and nominee; and

  •
  all directors and executive officers as a group.

The following table gives effect to the shares of the Company's Common Stock held by such individuals and equity grants that become exercisable as of April 5, 2012 or within 60 days thereafter. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. As of April 5, 2012, 23,536,845 shares of the Company's Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company's Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned and can be reached at Maidenform Brands, Inc. 485F US Highway 1 South, Iselin, NJ 08830.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Janus Capital Management LLC(1)	2,428,728	10.3%
Invesco Ltd.(2)	2,071,075	8.8%
BlackRock, Inc.(3)	1,774,083	7.5%
Security Investors, LLC(4)	1,724,544	7.3%
Royce & Associates, LLC(5)	1,602,109	6.8%
Tocqueville Asset Management LP(6)	1,498,000	6.4%
The Vanguard Group, Inc.(7)	1,241,643	5.3%
Directors and Named Executive Officers
Maurice S. Reznik(8)	391,164	1.7%
Malcolm Robinson(9)	33,259	*
Christopher W. Vieth(10)	95,093	*
Steven Castellano(11)	17,021	*
Tony D'Onofrio(12)	3,912	*
Norman Axelrod(13)	28,047	*
Bernd Beetz(14)	2,482	*
Harold F. Compton(15)	52,431	*
Barbara Eisenberg(16)	30,479	*
Nomi Ghez(17)	1,307	*
Karen Rose(18)	30,487	*
All current directors and Executive Officers as a Group (11 persons)(19)	685,682	2.9%

*
Less than 1%.

14    I    Maidenform Brands, Inc.

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012, reporting beneficial ownership as of December 31, 2011 by Janus Capital Management LLC, which has sole voting and dispositive power over the shares of Common Stock. The address of this entity is 151 Detroit Street, Denver, CO 80206.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2012, reporting beneficial ownership as of December 31, 2011 by Invesco Ltd. Subsidiaries of Invesco Ltd. have sole voting and dispositive power over the shares of Common Stock. The address of this entity is 1555 Peachtree Street NE, Atlanta, GA 30309.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2012, reporting beneficial ownership as of December 31, 2011 by BlackRock, Inc., which has sole voting and dispositive power over the shares of Common Stock. The address of this entity is 40 East 52nd Street, New York, NY 10022.

(4)
Based solely on a Schedule 13G/A filed with the SEC on January 31, 2012, reporting beneficial ownership as of December 31, 2011 by Security Investors, LLC, which has sole voting and dispositive power over the shares of Common Stock. The address of this entity is One Security Benefit Place, Topeka, Kansas 66636-0001.

(5)
Based solely on a Schedule 13G filed with the SEC on January 18, 2012, reporting beneficial ownership as of December 31, 2011 by Royce & Associates, LLC, which has sole voting and dispositive power over the shares of Common Stock. The address of this entity is 745 Fifth Avenue, New York, NY 10151.

(6)
Based solely on a Schedule 13G filed with the SEC on January 30, 2012, reporting beneficial ownership as of December 31, 2011 by Tocqueville Asset Management LP, which has sole voting and dispositive power over the shares of Common Stock. The address of this entity is 40 West 57th Street, 19th Floor, New York, NY 10019.

(7)
Based solely on a Schedule 13G filed with the SEC on February 9, 2012, reporting beneficial ownership as of December 31, 2011 by The Vanguard Group, Inc., which has sole voting and dispositive power over the shares of Common Stock. The address of this entity is 100 Vanguard Blvd. Malvern, PA 19355.

(8)
Consists of (i) 113,679 shares of Common Stock; (ii) 248,830 shares of restricted stock; and (iii) 28,655 shares of Common Stock issuable upon the exercise of SARs that are or become exercisable within 60 days of April 5, 2012. Excludes (i) 38,782 shares of Common Stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of April 5, 2012; and (ii) any shares of Common Stock that potentially could be acquired upon exercise of 82,853 SARs that are not exercisable within 60 days of April 5, 2012.

(9)
Consists of 33,259 shares of restricted stock. Excludes (i) 6,126 shares of Common Stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of April 5, 2012; and (ii) any shares of Common Stock that potentially could be acquired upon exercise of 82,518 SARs that are not exercisable within 60 days of April 5, 2012.

(10)
Consists of (i) 24,579 shares of Common Stock; (ii) 67,329 shares of restricted stock; and (iii) 3,185 shares of Common Stock issuable upon the exercise of SARs that are or become exercisable within 60 days of April 5, 2012. Excludes (i) 14,204 shares of Common Stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of April 5, 2012; and (ii) any shares of Common Stock that potentially could be acquired upon exercise of 30,244 SARs that are not exercisable within 60 days of April 5, 2012.

(11)
Consists of (i) 4,566 shares of Common Stock; (ii) 10,820 shares of restricted stock; and (iii) 1,635 shares of Common Stock issuable upon the exercise of SARs that are or become exercisable within 60 days of April 5, 2012. Excludes (i) 7,820 shares of Common Stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of April 5, 2012; and (ii) any shares of Common Stock that potentially could be acquired upon exercise of 15,833 SARs that are not exercisable within 60 days of April 5, 2012.

(12)
Consists of 3,912 shares of restricted stock. Excludes any shares of Common Stock that potentially could be acquired upon exercise of 9,011 SARs that are not exercisable within 60 days of April 5, 2012.

2012 Proxy Statement    I    15

(13)
Consists of (i) 19,972 shares of Common Stock; (ii) 1,692 shares of restricted stock; and (iii) 6,383 shares of Common Stock issuable upon the exercise of SARs that are or become exercisable within 60 days of April 5, 2012.

(14)
Consists of (i) 2,356 shares of Common Stock; and (ii) 126 shares of Common Stock issuable upon the exercise of SARs that are or become exercisable within 60 days of April 5, 2012. Mr. Beetz served on the Board through April 2012.

(15)
Consists of (i) 7,782 shares of Common Stock; (ii) 1,692 shares of restricted stock; and (iii) 42,957 shares of Common Stock issuable upon the exercise of options and SARs that are or become exercisable within 60 days of April 5, 2012.

(16)
Consists of (i) 16,404 shares of Common Stock; (ii) 1,692 shares of restricted stock; and (iii) 12,383 shares of Common Stock issuable upon the exercise of options and SARs that are or become exercisable within 60 days of April 5, 2012. Excludes 12,000 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options intended to comply with Section 409A and are not exercisable within 60 days of April 5, 2012.

(17)
Consists of 1,307 shares of restricted stock.

(18)
Consists of (i) 13,098 shares of Common Stock; (ii) 1,692 shares of restricted stock; (iii) 2,000 shares of Common Stock that are indirectly beneficially owned by Ms. Rose by means of a trust for the benefit of Ms. Rose and her family; and (iv) 13,697 shares of Common Stock issuable upon the exercise of options and SARs that are or become exercisable within 60 days of April 5, 2012. Excludes 14,628 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 5, 2012.

(19)
Consists of (i) 205,810 shares of Common Stock; (ii) 374,601 shares of restricted stock; and (iii) 109,902 shares of Common Stock issuable upon the exercise of options and SARs that are or become exercisable within 60 days of April 5, 2012. Excludes (i) 69,496 shares of Common Stock, that could be acquired on the achievement of certain performance criteria, for which the performance period does not conclude within 60 days of April 5, 2012; (ii) 26,628 shares of Common Stock issuable upon the exercise of options which are vested, but which are discount options that pursuant to an amendment intended to comply with Section 409A are not exercisable within 60 days of April 5, 2012; and (iii) any shares of Common Stock that potentially could be acquired upon exercise of 225,953 SARs that are not exercisable within 60 days of April 5, 2012.

16    I    Maidenform Brands, Inc.

 Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports which Maidenform has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the 2011 Fiscal Year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2011 Fiscal Year, Maidenform believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its Common Stock, except each of Messrs. Axelrod, Beetz, Castellano, Compton, Nelson, Reznik and Vieth and Mdmes. Eisenberg, Ghez, and Prado had one late Form 4 filing. Ms. Rose had two late Form 4 filings.

Certain Relationships and Related Party Transactions

The Audit Committee, pursuant to its written charter, is charged with the responsibility of reviewing certain issues involving potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a "related party" transaction under applicable federal securities laws. The Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. No transaction requiring disclosure under applicable federal securities laws occurred during the 2011 Fiscal Year that was submitted to the Audit Committee for approval as a "related party" transaction.

2012 Proxy Statement    I    17

 Compensation Discussion and Analysis

Our Compensation Discussion and Analysis provides an overview and analysis of our compensation programs for our named executive officers for our 2011 Fiscal Year, the compensation decisions we have made under those programs and the factors we considered in making those decisions. For the 2011 Fiscal Year, our named executive officers were:

  •
  Maurice S. Reznik, Chief Executive Officer;

  •
  Malcolm Robinson, President;

  •
  Christopher W. Vieth, Executive Vice President, Chief Operating Officer and Chief Financial Officer;

  •
  Steven Castellano, Senior Vice President, Merchandising and Design Operations; and

  •
  Anthony D'Onofrio, Chief Supply Chain Officer.

Messrs. Robinson and D'Onofrio joined the Company in November and July 2011, respectively.

Executive Summary

Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management and to ensure alignment of the executives' interests with those of our stockholders. Below are some of the key highlights of our 2011 fiscal year performance and some of the key compensation decisions taken with respect to 2011 fiscal year, which is more fully explained below in this Compensation Discussion and Analysis.

2011 Business Highlights

The second half of our 2011 fiscal year was a challenging time for us with our earnings per share ("EPS") decreasing 27% when compared to our 2010 fiscal year in part due to increased costs relating to higher inventories and levels of obsolescence and sales in our private label business declining 22% when compared to our 2010 fiscal year. These results were reflected in our stock performance and, as a result, our one-year total stockholder return ("TSR") was -23.01%, down from 42.4% in our 2010 fiscal year.

Despite these late 2011 challenges, the Company otherwise delivered strong overall sales performance for the 2011 fiscal year. Highlights of our 2011 fiscal year performance, which signal a positive foundation for our long-term growth, include:

  •
  a 9% increase in net sales;

  •
  a 5% increase in department and national chain store net sales;

  •
  a 24% increase in mass merchant net sales;

  •
  a 23% increase in our international net sales; and

  •
  a 31% increase in online sales.

We have been taking and continue to take immediate actions to address our 2011 fiscal year challenges to meaningfully reduce expenses and create positive profit momentum going forward, including:

  •
  cost and inventory reductions;

  •
  margin improvements and better distribution efficiencies; and

18    I    Maidenform Brands, Inc.

  •
  hiring of a new President and a new Chief Supply Chain Officer, both of whom have many years of industry experience and are well-positioned to lead us in the necessary improvements.

Key 2011 Compensation Impact and Decisions

Our stock performance is correlated to our operating results and a substantial portion of our executives' compensation is pay-for-performance compensation tied to our operating results. As a result, generally, total compensation of continuing named executive officers (other than that of Mr. Reznik) decreased by approximately 25% when compared to their total compensation for 2010 fiscal year. We made a special performance-vesting equity grant to Mr. Reznik in 2011, but setting aside this grant, Mr. Reznik's other total compensation decreased by 31%. As described below in our Compensation Discussion and Analysis, although the full amount of the performance-vesting equity grant made to Mr. Reznik in February 2011 is included in his total compensation presented in the 2011 Summary Compensation Table included below in this Proxy Statement, this award will be forfeited entirely if specified return on equity targets are not met. The award will vest in equal installments in 2014 and 2015 only if the Company achieves a three-year after-tax return on equity of 8% measured for the three fiscal years preceding the vesting dates. The Company designed this equity award to tie Mr. Reznik's performance to shareholder return, as our total shareholder return is also aligned with our return on equity performance.

Other elements of our executive compensation in 2011 fiscal year also continued to emphasize pay-for-performance. Some of the key compensation decisions for 2011 fiscal year, which are more fully discussed below in our Compensation Discussion and Analysis, are summarized here:

  •
  Our executive compensation program continued to weigh our CEO's compensation toward variable (incentive) compensation. Performance-based compensation represented more than 80% of total compensation awarded to our CEO. In addition, performance-based compensation represented more than 50% of total compensation awarded to our CFO and more than 40% of total compensation awarded to our Senior Vice President, Merchandising and Design Operations;

  •
  As noted, the special equity award made to Mr. Reznik in 2011 fiscal year is entirely a performance-vesting award. Additionally, one third of the value of the annual 2011 fiscal year equity awards to our executive team (other than Mr. D'Onofrio) are subject to performance criteria—50% based on relative total shareholder return and 50% based on operating income measures;

  •
  Our annual cash incentive awards are tied to formulaic and transparent performance metrics and our executives are held accountable for the company performance as their total compensation is directly impacted by this performance. As a result of lower than targeted adjusted operating income as set by the Compensation Committee, eligible named executive officers did not earn the portion of their cash incentive compensation that was tied to operating income despite the Company achieving increased net sales and international net sales in 2011 fiscal year; and

  •
  Consistent with our executive compensation philosophy, none of our named executive officers is entitled to excessive benefits of any type. For example, we do not provide our named executive officers with tax gross-ups, golden parachute excise tax gross-up, aircraft use or excessive perquisites of any kind or excessive executive retirement benefits.

For 2012 fiscal year, we added an inventory turnover target as a component of the annual bonus measurement for our executives. This metric and the other performance measures for our executives' 2012 fiscal year annual bonuses are designed to tie the 2012 fiscal year bonuses to the executives' success in addressing the issues that negatively impacted our 2011 fiscal year performance. We believe that these measures will create a direct link and driver for continued improvement in shareholder return.

2012 Proxy Statement    I    19

Compensation Strategy, Philosophy and Objectives

Our overall executive compensation strategy, philosophy and objectives are set by the Compensation Committee of our Board of Directors and are focused primarily on linking executive pay to the achievement of annual and long-term performance objectives. We seek to provide our named executive officers with competitive compensation that is commensurate with performance and that rewards them for team accomplishments while promoting individual accountability. Compensation depends in significant measure on the Company's financial results, while business results and individual performance are also key determinants in each named executive officer's compensation. Our robust planning and goal-setting process is fully integrated in our compensation system, ensuring a direct relationship between and among Company results, individual efforts, and financial rewards. We generally set target levels for total direct compensation—salary, annual incentives and grant values of long-term incentives—between the 25th percentile and the 75th percentile of retail market levels of compensation for the position. In the case of annual and long-term incentive opportunities, we design them to generate less-than-target awards when goals are not fully achieved and greater-than-target awards when goals are exceeded.

Specifically, our executive officer compensation program is based upon principles designed to:

  •
  Permit us to recruit and retain talented and well-qualified executives to serve in leadership positions;

  •
  Offer total compensation opportunities that are competitive with identified peer companies and other select organizations with whom the Company competes for executive talent (as discussed below);

  •
  Provide annual and long-term incentives on a "pay-for-performance" basis in support of the Company's mission and strategic objectives established in accordance with sound risk management;

  •
  Reaffirm management's commitment to stockholder value by providing a significant portion of total compensation in the form of equity earned on a performance basis and by encouraging long-term ownership of Company Common Stock;

  •
  Offer rewards to employees of sustained high performance that exceed the rewards provided to employees in similar positions of lesser performance, thus providing compensation that is fair internally and reasonable from the perspective of our stockholders;

  •
  Ensure the compensation paid to the Company's named executive officers, to the extent practicable, qualifies as deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, unless there is a valid reason in the judgment of the Compensation Committee to forego tax deductibility; and

  •
  Comply with all other applicable rules and regulations, and provide compensation on a transparent basis consistent with best practices of corporate governance as the Compensation Committee determines to be appropriate.

We operate in a highly dynamic, competitive and challenging industry, and as a result our compensation program is designed to attract, retain, motivate and reward a top performing management team. We have designed the compensation program for our named executive officers to provide the Company with a competitive advantage in the marketplace in attracting and retaining talented executives, while maintaining a performance-based culture that reflects our commitment to achieve annual and long-term sustainable growth and increasing stockholder value. We believe that this approach played a significant role in our ability to attract several new senior executive officers to fill key positions within the Company within the past few years.

In 2011, the Company's net sales grew to $606.3 million, representing an increase of $49.6 million, or 8.9% over the prior year. Operating income decreased to $52.5 million in 2011, a decrease of $23.9 million, or 31.3% below the prior year. Operating income for 2011 includes a litigation settlement of $6.8 million, costs associated with a discontinuation of a product line of $3.8 million and severance expenses related to a corporate work force

20    I    Maidenform Brands, Inc.

reduction of $1.2 million. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for further details. The Company had a cash balance at the end of 2011 of $68.0 million. The Company's total stockholder return over the prior 1-, 3- and 5-year periods was -23.01%, 80.30% and 0.99%, respectively. Compensation of our named executive officers in 2011 was paid below target levels as a result of corporate performance, consistent with the pay-for-performance design of our compensation program.

Roles in Executive Compensation

Compensation Committee

The Compensation Committee consists of three Directors: Messrs. Compton (Chair) and Axelrod and Ms. Rose, each of whom the Board has determined is "independent" under the listing qualifications of the NYSE and the applicable rules and regulations of the SEC and the Internal Revenue Service. The Compensation Committee's responsibilities are set forth in its written charter adopted by the Board. The charter can be obtained on the Company's website at www.maidenformbrands.com, under the "Investor Relations—Governance" section as well as by mail, free of charge, upon request.

The Compensation Committee's duties and powers include the following:

  •
  Establishing the overall direction and goals of our executive compensation policies and determining the amounts and elements of compensation;

  •
  Approving and administering the compensation plans and programs for our executive officers;

  •
  Overseeing, when appropriate, certain compensation plans that apply to other employees throughout the Company in order to work toward a common theme in motivating and rewarding our employees;

  •
  Determining the corporate goals and objectives upon which the compensation of our Chief Executive Officer (or our CEO) is based, evaluating our CEO's performance in light of these goals and objectives and determining our CEO's compensation, including his equity-based compensation;

  •
  Reviewing and approving the recommendations of our CEO with regard to the compensation and benefits of other executive officers, including meeting with our CEO, approving cash and equity incentive objectives of the executive officers, reviewing with our CEO the accomplishment of these objectives and approving the base salary and other elements of compensation for the executive officers;

  •
  Exercising discretion, when appropriate, to modify the recommendations of our CEO in the course of its approval of executive officer compensation;

  •
  Annually reviewing and making recommendations to the Board about the compensation of non-employee directors (a function the Committee performs in conjunction with the Board's Nominating and Governance Committee);

  •
  Administering the 2009 Omnibus Incentive Plan and making awards to our CEO or any other executive officer, including grants of various equity awards, such as stock options, restricted stock, stock appreciation rights (or SARs) and performance shares, as well as performance-based cash awards, to our employees and directors; and

  •
  Overseeing the talent management process, reviewing plans for executive officer succession and performing various other functions.

The Compensation Committee typically meets quarterly just prior to a Board of Directors meeting. In the 2011 Fiscal Year, the Compensation Committee determined the base compensation for named executive officers; the annual incentive compensation payments for the 2010 fiscal year based upon the level of achievement of goals

2012 Proxy Statement    I    21

previously set for that fiscal year; the corporate goals and the individual goals for the 2011 Fiscal Year under the 2005 Annual Performance Bonus Plan (the "Bonus Plan"); and equity awards to our named executive officers.

Consultants

In 2011, the Compensation Committee engaged the services of the Hay Group, a nationally recognized compensation consultant company, to advise it on executive and director compensation matters and to provide it with data to determine the base salary, annual performance bonus, and long-term equity incentive compensation of our named executive officers based on competitive data. The Hay group serves at the direction of the Compensation Committee and meets privately with the Compensation Committee and its Chair. Certain of our human resources executives meet regularly with the compensation consultant to ensure that it has the compensation information it needs to advise the Compensation Committee. The Hay group does not provide any other services to the Company.

Management regularly meets with the Compensation Committee to assist the Compensation Committee in making compensation decisions regarding our named executive officers and also discusses with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Executive Officer makes recommendations to the Committee regarding the compensation of his direct reports.

The Compensation Committee has the ultimate authority to retain, pay, terminate and set the terms of the Company's relationship with the compensation consultant and any other outside advisors who assist the Compensation Committee in carrying out its responsibilities.

Role of the Chief Executive Officer

When considering decisions concerning the compensation of executives other than the Chief Executive Officer, the Compensation Committee obtains, reviews and approves our Chief Executive Officer's recommendations, including his detailed evaluation of each executive's performance. The Compensation Committee has full discretion to modify the recommendations of our CEO in the course of its approval of executive officer compensation.

Risk Assessment

In February 2012, the Compensation Committee reviewed the Company's compensation policies and practices for all employees, including the named executive officers, and determined that our compensation programs will not have a material adverse effect on the Company. The Compensation Committee also reviewed our compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, including:

  •
  too great an emphasis on equity;

  •
  a compensation mix overly weighted toward annual incentives;

  •
  highly leveraged payout curves and uncapped payouts;

  •
  unreasonable goals or thresholds; and

  •
  steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives' base salaries are fixed in amount and thus

22    I    Maidenform Brands, Inc.

do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. The compensation provided to the executive officers in the form of long-term equity awards is important to help further align executives' interests with those of the Company's stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company's stock price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Compensation Committee noted several design features of the Company's cash and equity incentive programs for all employees that reduce the likelihood of excessive risk-taking:

  •
  The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics (operating income and total stockholder return).

  •
  Maximum payout levels for bonuses payable upon achievement of corporate goals and performance awards are capped at 200% of target and bonuses payable upon achievement of personal goals are capped at 135%.

  •
  All eligible regular U.S. employees participate in the same bonus plan.

  •
  Bonus and equity programs have minimum payout levels.

  •
  Compliance and ethical behaviors are integral factors considered in all performance assessments.

The Compensation Committee believes that the design of the Company's annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company's performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for Company employees are capped, and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances.

The Compensation Committee determined that, for all employees, the Company's compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Determination of Appropriate Executive Pay Levels

In determining the pay levels of our named executive officers, the Compensation Committee considers all forms of compensation and benefits and assesses "competitive market" compensation using a number of sources, including using information such as peer compensation data.

Starting in 2010, the Compensation Committee reviewed the peer group, compared each named executive officer's base salaries, target annual incentives and long-term incentives against a new peer group. The new peer group, reviewed and approved by the Compensation Committee, was a group of 112 companies drawn from the Hay Group's Retail Industry Total Remuneration Survey (the "Retail Survey"). The Retail Survey is comprised of companies in the retail and wholesale industry that have submitted their compensation data to the Hay Group and provides comparable compensation information by controlling for differences in companies' revenue size and in the scope of responsibility of different executives. Please see Annex A hereto for a list of the companies included in the Retail Survey.

After consideration of the relevant external marketplace information, as well as internal relationships within the executive group, the Compensation Committee makes decisions regarding each of the named executive officer's target total direct compensation opportunities based on the need to attract, retain and motivate an experienced and effective management team. Ultimately, pay levels for named executive officers are determined based on a number of factors, including the individual's roles and responsibilities within the Company, the individual's

2012 Proxy Statement    I    23

experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole.

Relative to the competitive market data, consistent with prior years the Compensation Committee generally targeted setting our named executive officer's total direct compensation, in the aggregate, between the 25th percentile and the median of the retail market. In particular, our named executive officer compensation program was positioned with a base salary trending between the median and the 75th percentile of the retail market, based upon performance and responsibilities. The annual cash incentive opportunity was calculated as a percentage of base salary and was targeted between the median and the 75th percentile, determined based upon the level of the position and the degree to which it impacts the business, with actual payment based on the level of attainment of annually established goals for both individual and Company performance. The annual long-term incentive opportunity was targeted between the 25th percentile and the median.

Notwithstanding the Company's overall market positioning objectives, pay opportunities for specific individuals may vary based on a number of factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive.

Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of individual objectives, Company operating goals and the creation of stockholder value. We seek to reference target levels of annual incentive award opportunities, but not the threshold and maximum payout levels of annual incentives. The minimum and maximum payout levels are established by the Compensation Committee so that the annual incentive will serve to motivate performance throughout the year, even if it becomes apparent that the target level of performance will not be attained or will be easily exceeded. The amounts of these payouts reflect the Compensation Committee's subjective judgment of an appropriate division of the rewards from the attained level of performance between the named executive officer and the Company and its stockholders.

Elements of Executive Compensation—Overview

Generally, annual compensation for our named executive officers consists of the following components:

  •
  annual base salary;

  •
  annual performance-based cash bonus awards;

  •
  long-term equity awards, which for 2011 consisted of SARs, restricted stock and performance shares;

  •
  benefits and perquisites; and

  •
  post-termination compensation and benefits.

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2011 Target Compensation

The graphs below show the balance of 2011 target compensation determined by the Compensation Committee for each named executive officer employed by the Company at the end of the fiscal 2011.

2011 Actual Compensation

The graphs below show the ratio of pay elements in 2011 actual compensation received for each named executive officer employed by the Company at the end of fiscal 2011.

(1)
Reflects the amounts Mr. Robinson received for his partial year of employment, which commenced in November 2011. The majority of Mr. Robinson's compensation was comprised of a one-time special equity grant approved by the Compensation Committee in connection with his entering his employment agreement with the Company. Since his employment commenced in November 2011, Mr. Robinson was not entitled to a 2011 bonus.

(2)
Reflects the amounts Mr. D'Onofrio received for his partial year of employment, which commenced in July 2011.

2012 Proxy Statement    I    25

Elements of Executive Compensation—Details

Base Salary

The Compensation Committee annually reviews and establishes the base salaries of our named executive officers, including the Chief Executive Officer. In determining the appropriate level of base compensation, the Compensation Committee considers the named executive officer's position and responsibilities, the named executive officer's individual performance, Company performance, historical compensation, demonstrated leadership, peer group compensation data, and, as noted above, input from our Chief Executive Officer.

In order to provide for a uniform annual review date for all of our named executive officers, their salaries are reviewed and adjusted generally to be effective on or about March 1 of each year. Messrs. Reznik and Vieth's salaries remained consistent with their 2011 base salaries. Effective March 2012, Messrs. Castellano and D'Onofrio's base salaries were increased to $426,071 and $372,300, respectively, consistent with base salary increases throughout the Company, which generally ranged from one to five percent. Because Mr. Robinson only provided services for two months in 2011 Fiscal Year, his salary was not increased.

Performance-Based Cash Bonus Awards

Both the Incentive Plan and the Bonus Plan, which have been approved by the Company's stockholders, authorize the Compensation Committee to issue performance-based cash bonus awards to compensate executive officers for achieving performance goals that are established for a specified performance period. The Company believes that performance-based cash bonus awards are an important component of the executive compensation program because they reward the named executive officers for achieving the annual performance goals established by the Company and motivate them to continuously improve Company results by aligning a portion of their compensation with the Company's key business and financial targets as well as individual objectives.

     2011 Fiscal Year Bonus

For the 2011 Fiscal Year, our named executive officers (other than Mr. Robinson) were eligible to receive annual performance cash bonuses which were based on corporate goals 100% for Mr. Reznik, 80% for Mr. Vieth and 70% for Messrs. Castellano and D'Onofrio and on individual goals 20% for Mr. Vieth and 30% for Messrs. Castellano and D'Onofrio. As only Mr. Reznik's cash bonus could exceed the $1 million threshold for the deduction of compensation under Code Section 162(m), his cash bonus was awarded under the 2009 Omnibus Incentive Plan. The cash bonuses for the other named executive officers were granted under the Bonus Plan.

Target bonuses for our named executive officers are set as a percentage of base salary based on position responsibilities, competitive marketplace values and other relevant considerations. For 2011, the target bonuses for the named executive officers were 125% for Mr. Reznik, 80% for Mr. Vieth and 55% for Mr. Castellano. Mr. Robinson, who joined the Company in November 2011, was not entitled to receive a 2011 bonus. For 2011, Mr. D'Onofrio was guaranteed a bonus equal to 40% of his base salary, pro-rated to reflect his partial year of employment.

Achievement of the minimum threshold level of a corporate goal would entitle the named executive officers to a payment equal to 25% of the target percentage of base salary subject to such goal and achievement of the maximum target level would entitle the named executive officers to a payment equal to 200% of the percentage of base salary subject to such goal. Achievement of the minimum threshold level of the personal goals would entitle the named executive officers to a payment equal to 40% of the percentage of base salary subject to such goal and achievement of the maximum target level would entitle the named executive officers to a payment equal to 135% of the percentage of base salary subject to such goal. If achievement was between two points in the range, the bonus level payable for any goals is interpolated based upon the actual level achieved.

26    I    Maidenform Brands, Inc.

Bonus opportunity levels were designed to provide the named executive officers with a competitive target bonus if the Company performs to expectation. Minimum levels are designed to provide the named executive officers with a threshold opportunity for a minimum acceptable performance. Target thresholds are based upon the Company's prior year performance. If the Company and the named executive officer exceeds expected performance, the named executive officers will be eligible for a maximum bonus in excess of the target in order to reward the named executive officer for outstanding performance by the individual and Company.

In 2011, for Mr. Reznik 60% of the performance goals, 40% for Mr. Vieth and 30% for Mr. Castellano and Mr. D'Onofrio were based on the Company's adjusted operating income (as defined below) during 2011. Our 2011 adjusted operating income target (which would result in 100% achievement) was $84.2 million, which was 10.3% higher than the actual 2010 fiscal year adjusted operating income. The maximum adjusted operating income target was $100.0 million, which was 31% higher than the actual 2010 fiscal year adjusted operating income, and the minimum adjusted operating income threshold was $78.1 million, which was 2.2% higher than the actual 2010 fiscal year adjusted operating income. For the 2011 Fiscal Year (and for comparable 2010 figures referred to above), adjusted operating income was defined as the earnings (or loss) of the Company and subsidiaries before interest and taxes (determined in accordance with generally accepted accounting principles), adjusted to exclude extraordinary or non-recurring items such as restructuring charges, acquisition related charges, gain or loss on the sale of fixed assets, gain or loss in connection with pension freeze or pension termination, and accelerated recognition of deferred financing costs in connection with any refinancing.

30% of the 2011 performance goals were based on the Company's net sales (as defined below) during 2011. The net sales target (at 100% achievement) was $600.0 million, which was 7.8% higher than the actual 2010 fiscal year net sales. The maximum net sales target was set at $675.0 million, which was 21.2% higher than the actual 2010 fiscal year net sales, and the minimum net sales threshold was $556.7 million, which was equal to the actual 2010 net sales. For the 2011 Fiscal Year (and for comparable 2010 figures referred to above), net sales was defined as net sales of the Company and its subsidiaries (determined in accordance with generally accepted accounting principles) adjusted to exclude net sales related to any acquisitions and divested property.

10% of the 2011 performance goals were based on the Company's international sales (defined as sales outside the United States) during 2011. The international sales target (at 100% achievement) was $57.7 million, which was an increase of 21.0% of the actual 2010 fiscal year international sales. The maximum international sales target was set at $63.4 million, which was an increase of 33.0% of the actual 2010 fiscal year international sales, and the minimum international sales threshold was 51.9 million, which was an increase of 8.9% of the actual 2010 international sales.

The Company believes these performance goals are an effective motivator for the named executive officers as they are closely linked to stockholder value, are easily understood by employees and allow for objective comparisons to peer-group performance.

Individual objectives, which accounted for the remaining 20% of the performance goals for Mr. Vieth and 30% for Messrs. Castellano and D'Onofrio, varied based on the named executive officer's position and were based upon specified performance metrics. We believe that these personal objectives correlate the responsibilities and functions of each named executive officer to the key metrics relative to the position as well as to target levels of performance. Mr. Vieth's objectives were based on managing inventory levels, inventory turn, cost savings initiatives and investor engagement. Mr. Castellano's objectives were based on improving gross margins, calendar adherence, and cost savings initiatives. Mr. D'Onofrio's objectives were based on improving our supply chain and cost savings.

In the 2011 Fiscal Year, the Company achieved operating income of $52.5 million, which resulted in the bonus eligible named executive officers (other than Mr. D'Onofrio who was a guaranteed his 2011 bonus) not being

2012 Proxy Statement    I    27

entitled to payments with respect to the portion of the bonus for the achievement of the operating income goal. The Company achieved net sales of $606.3 million for the 2011 Fiscal Year which resulted in the named executive officers being entitled to payments equal to 110.9% of the portion of the bonus for the achievement of the net sales goal. The Company also achieved international sales of $58.4 million for the 2011 Fiscal Year which resulted in the named executive officers being entitled to payments equal to 112.8% of the portion of the bonus for the achievement of the international sales goal.

Based on the foregoing, the Compensation Committee approved payments of the following annual incentive payouts to the named executive officers for 2011 Fiscal Year performance:

	Operating Income Component	Net Sales Component	International Sales Component	Individual Goals	Total Bonus
Maurice Reznik	$—	$291,230	$98,696	$—	$389,926
Chris Vieth	—	122,981	41,677	7,598	172,256
Steven Castellano	—	76,467	25,914	18,092	120,473
Tony D'Onofrio	20,937	20,937	6,980	20,937	69,791

As Mr. Robinson joined the Company in November 2011, he was not eligible to receive a cash bonus for 2011 Fiscal Year. Mr. D'Onofrio was guaranteed a cash bonus equal to 40% of his base salary, pro-rated to reflect his partial year of employment, as negotiated upon his joining the Company.

     2012 Fiscal Year Bonus

The Compensation Committee has approved performance-based cash annual incentive award opportunities for Messrs. Reznik, Robinson, Vieth, Castellano, and D'Onofrio (the "2011 named executive officers") for the 2012 Fiscal Year performance year (the "2012 Bonus"), subject to the achievement of corporate goals and individual objectives. As only Mr. Reznik's cash bonus has any likelihood of causing him to exceed the $1 million threshold for the deduction of compensation under Code Section 162(m), his award is intended to comply with the "performance-based compensation" exception under Code Section 162(m) and has been granted pursuant to the terms of the 2009 Omnibus Incentive Plan. The awards for the other 2011 named executive officers have been granted pursuant to the Bonus Plan. The 2012 award for 2011 named executive officers, other than Mr. Reznik, is based 80% (70% for Messrs. Castellano and D'Onofrio) on the achievement of Company goals (40% adjusted operating income (30% for Messrs. Castellano and D'Onofrio), 30% net sales, and 10% inventory turn) and 20% (30% for Messrs. Castellano and D'Onofrio) on the achievement of individual performance objectives. Individual performance objectives include, among other things, gross margin improvements, cost savings initiatives and service efficiency. For Mr. Reznik, 100% of the 2012 award is based on the achievement of Company operating income, net sales, and inventory turn goals.

The target bonus for each of the 2011 named executive officers based on target achievement will be the same percentage of their base salary as set for 2011. Mr. Robinson's target bonus will equal 80% of his base salary and Mr. D'Onofrio's target bonus will equal 40% of his base salary.

Long-Term Incentives

Equity-based awards are a critical element in aligning the long-term interests of named executive officers with our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future. Prior to 2007, all long-term incentive grants were in the form of non-qualified stock options. In 2007, the Company began granting restricted stock and SARs in lieu of stock options to our named executive officers and in 2010 also began granting performance shares to certain executive officers.

28    I    Maidenform Brands, Inc.

SARs Deliver More Value with Fewer Shares.    The Company believes that SARs help align the interests of our named executive officers with those of stockholders because their value increases or decreases with the Company's stock price. Compared with stock options, SARs also help minimize the dilutive effects of the Company's equity awards on the Company's stockholders. Awards are issued on the date they were approved by the Compensation Committee, except for new hires, whose grant date is the first business day of the month following the first day of their employment.

Restricted Stock and Performance Shares Further Align Interests of Named Executive Officers with those of Stockholders.    The Company believes restricted stock and performance share grants also help align the interests of our named executive officers with those of our stockholders as they encourage the named executive officers to focus on the Company's long-term business objectives and long-term stock price performance and provide retention benefits as well. As with SARs, awards are issued on the date they were approved by the Compensation Committee, except for new hires, whose grant date is the first business day of the month following the first day of their employment.

Long Vesting Periods Maximize Retention and Support Long-Term Focus.    The Company believes granting awards with long vesting periods creates a substantial retention incentive and also encourages the named executive officers to focus on the Company's long-term business objectives and long-term stock price performance.

2011 LTI Plan.    On February 23, 2011, the Compensation Committee approved discretionary grants of restricted stock, SARs and performance shares to each of our named executive officers employed by the Company on such date and Ms. Prado. The restricted stock and SARs awards vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the named executive officers' continued service through the applicable vesting dates. In determining the size of awards of restricted stock, SARs and performance shares granted to such named executive officers, the Compensation Committee designated the following percentages of base salary as the value of the award: Mr. Reznik, 125%; Mr. Vieth, 65%; and Mr. Castellano, 40%.

The performance share awards granted in 2011 were based on two performance measures, each of which represents 50% of the total award, if earned. The first measure is based on the absolute operating income attributable to adjusted operating income at the end of the three-year period commencing January 2, 2011 and ending December 28, 2013 (the "absolute measure"). The second measure is based on the Company's relative total stockholder return (the "relative measure") over the same three-year period as compared to the stock of the 34 publicly traded companies that share Maidenform's Global Industry Classification System (GICS) code—Apparel, Accessories & Luxury Goods (25203010) (the "Peer Group").

With respect to the absolute measure, the number of shares to be granted to the named executive officers will depend upon the Company's operating income in 2013, the third year of the plan. Named executive officers will receive 25% of the award if 90% of the target number is achieved, 100% of the award if 100% of the target number is achieved and 200% of the award if 110% of the target number is achieved. For results between these percentile rankings, payment is determined by interpolation. There is no payout for achievement of less than 90% of the target number.

With respect to the relative measure, named executive officers will receive 25% of the award if we rank at the 35th percentile, 50% of the award if the Company ranks at the 40th percentile, 100% of the award if the Company ranks at the 50th percentile, 133% of the award if we rank at the 60th percentile, 167% of the award if we rank at the 70th percentile, and 200% if the Company ranks at the 80th percentile or higher. For results between these percentile rankings, payment is determined by interpolation. There is no payout for a ranking below the 35th percentile.

2012 Proxy Statement    I    29

In reviewing the 2011 Long-Term Incentive Plan, the Compensation Committee also assessed the appropriate distribution of value among the three grant types, as well as the corporate objectives each type of grant was intended to encourage executives to address. Based on consideration of these issues and assuming target performance, the Compensation Committee determined that, in the case of the named executive officers employed by the Company in February 2011, 33% of the estimated equity grant value should be in the form of performance shares, 33% should be in the form SARs and 33% in the form of restricted stock. With respect to employees, eligible to participate in the 2011 Long-Term Incentive Plan (the "2011 LTI Plan"), the Compensation Committee determined that, subject to the achievement of target performance, 50% of the estimated equity grant value should be in the form of SARs and 50% should be in the form of restricted stock. For all other eligible employees, it was determined that, subject to the achievement of target performance, they would receive 100% of the estimated equity grant in the form of restricted stock. In connection with his employment with the Company in July 2011, the Compensation Committee determined that Mr. D'Onofrio would receive 50% of his initial equity grant in the form of SARs and 50% in the form of restricted stock.

See the 2011 Grant of Plan-Based Awards Table for more information regarding the restricted stock, SARs and performance shares granted to the named executive officers in the 2011 Fiscal Year.

Special Equity Grants.    On March 14, 2011, the Compensation Committee approved a special grant of restricted stock to Mr. Reznik. The Compensation Committee approved the special grant to Mr. Reznik to align him more closely with the Company's stockholders; and to retain him as the Company's CEO, as the Compensation Committee believes that he is critical to the future success of the Company and his departure would be detrimental to the Company's operations. Mr. Reznik received a grant of 76,628 shares of restricted stock. The grant will vest in two equal annual installments on each of the third and fourth anniversaries of the grant date; provided that the Company achieves a three year after-tax return on equity of 8% as reported by Thomson Reuters. In the event that Mr. Reznik's employment is terminated prior to the third or fourth anniversary of the grant date, the shares to vest upon the applicable anniversary will be forfeited.

On December 1, 2011, pursuant to the terms of his employment agreement, Mr. Robinson received 27,115 shares of restricted stock and 68,493 non-tandem stock appreciation rights. The grants will vest and become exercisable in three equal annual installments on the first, second and third anniversaries of the grant date provided Mr. Robinson remains continuously employed through the applicable vesting date. In the event Mr. Robinson's employment is terminated by the Company as a result of non-renewal of the term of employment by the Company or Mr. Robinson without "cause" or by Mr. Robinson for "good reason", the equity grants will vest upon termination of his employment. In the event that Mr. Robinson's employment is terminated by him voluntarily other than for good reason or is terminated by the Company for cause prior to the date that the non-tandem stock appreciation rights are 100% vested:

  •
  to the extent that termination occurs prior to the exercise of the non-tandem stock appreciation rights, all unexercised non-tandem stock appreciation rights shall terminate and expire; and

  •
  to the extent that the termination occurs after the exercise of the non-tandem stock appreciation rights, Mr. Robinson shall pay to the Company, an amount equal to the compensation realized as a result of the exercise of the non-tandem stock appreciation rights.

In the event that the Mr. Robinson's employment is terminated by Mr. Robinson voluntarily other than for good reason or is terminated by Maidenform for cause prior to the date that the shares of restricted stock are 100% vested:

  •
  all unvested shares of restricted stock shall be immediately forfeited; and

  •
  Mr. Robinson shall pay to Maidenform an amount equal to the fair market value of the shares of restricted stock granted that have previously vested, determined as of the date that the shares of restricted stock vested.

30    I    Maidenform Brands, Inc.

2012 LTI Plan.    The Compensation Committee continues to evaluate the balance of SARs, stock options, restricted stock and other stock-based awards to focus on the preservation of share value generated in recent years, while providing significant incentives for continuing growth in stockholder value. Based upon such evaluation, the Compensation Committee approved the Maidenform 2012 Long-Term Incentive Plan (the "2012 LTI Plan"), effective for the fiscal year beginning January 1, 2012, for the named executive officers providing for long-term incentives to be provided by an annual grant providing three component equity awards, SARs, restricted stock and performance shares to Messrs. Reznik, Robinson, Vieth and Castellano and SARs and restricted stock to Mr. D'Onofrio. The 2012 LTI Plan is designed to:

  •
  provide incentives to senior management of the Company to achieve key business priorities and objectives;

  •
  hold senior management accountable for performance against targets;

  •
  encourage stock ownership across the senior management team and align their interest with those of stockholders;

  •
  focus on long-term success; and

  •
  provide a competitive compensation structure designed to attract and retain senior management talent at the Company.

The 2012 LTI Plan is structured to provide eligible leadership employees ("Participants") an opportunity to earn an equity incentive aligned to each Participant's position with the Company. The equity incentive consists of three types of grants:

  •
  stock-settled SARs that vest over a four-year period beginning on the first anniversary of the grant date;

  •
  restricted stock that vests over a four-year period beginning on the first anniversary of the grant date; and

  •
  performance shares to be paid in Common Stock at the end of three years conditioned on achievement of certain pre-determined performance measures ("Performance Shares") as described below.

In determining the size of awards of restricted stock, SARs and performance shares granted to the named executive officers, the Compensation Committee designated the following percentages of base salary as the value of the award: Mr. Reznik, 125%; Mr. Robinson, 65%; Mr. Vieth, 65%; Mr. Castellano, 40%; and Mr. D'Onofrio, 25%.

The fiscal 2012 Performance Share award, which were approved on March 2, 2012, are based on two performance measures, each of which will represent 50% of the total award, if earned. The first measure is based on the absolute operating income attributable to adjusted operating income at the end of the three-year period commencing January 1, 2012 and ending January 3, 2015 (the "absolute measure"). The second measure is based on our relative total stockholder return (the "relative measure") over the same three-year period as compared to the stock of the 37 publicly traded companies that share Maidenform's Global Industry Classification System (GICS) code—Apparel, Accessories & Luxury Goods (25203010) (the "TSR Peer Group"). With respect to the absolute measure, the number of shares to be granted to the named executive officers (other than Mr. D'Onofrio) will depend upon Maidenform's adjusted operating income in 2014, the third year of the plan. Named executive officers (other than Mr. D'Onofrio) will receive 25% of the award if 90% of the target number is achieved, 100% of the award if 100% of the target number is achieved and 200% of the award if 110% of the target number is achieved. For results between these percentile rankings, payment is determined by interpolation. There is no payout for achievement of less than 90% of the target number.

With respect to the relative measure, named executive officers (other than Mr. D'Onofrio) will receive 25% of the award if we rank at the 35th percentile, 50% of the award if we rank at the 40th percentile, 100% of the award if we rank at the 50th percentile, 133% of the award if we rank at the 60th percentile, 167% of the award if we rank at the

2012 Proxy Statement    I    31

70th percentile and 200% if we rank at the 80th percentile or higher. For results between these percentile rankings, payment is determined by interpolation. There is no payout for a ranking below the 35th percentile.

In reviewing the 2012 LTI Plan, the Compensation Committee also assessed the appropriate distribution of value among the three grant types, as well as the corporate objectives each type of grant was intended to encourage executives to address.

Based on consideration of these issues and assuming target performance, the Compensation Committee determined that, in the case of the named executive officers (other than Mr. D'Onofrio) and Ms. Prado, 33% of the estimated equity grant value should be in the form of performance shares, 33% should be in the form of SARs and 33% in the form of restricted stock. With respect to Mr. D'Onofrio and other executives eligible to participate in the 2012 Long-Term Incentive Plan, the Compensation Committee determined that, subject to the achievement of target performance, 50% of the estimated equity grant value should be in the form of SARs and 50% should be in the form of restricted stock. For all other eligible employees, it was determined that, subject to the achievement of target performance, they would receive 100% of the estimated equity grant in the form of restricted stock.

Benefits and Perquisites

The Company's executive compensation program also includes other limited benefits and perquisites. These benefits include some of the benefits available to all company employees, such as annual matching contributions to 401(k) plan accounts, medical benefits and group term life insurance coverage and (other than for Messrs. Castellano and D'Onofrio) an auto allowance (or in the case of Mr. Reznik, an auto allowance and car service). Through 2006, these included a benefit accrual under a defined benefit pension plan, which plan was frozen as to participation and benefit accrual on January 1, 2007. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted, based on the Committee's subjective assessment of competitive practices, the Company's performance and the individual's responsibilities and performance. See the "All Other Compensation" column in the 2011 Summary Compensation Table and the related footnote for further information regarding these benefits and perquisites.

Post-Termination Compensation and Benefits

Each of our named executive officers (other than Mr. D'Onofrio) has entered into an employment agreement, which generally provide for severance if the named executive officer's employment is terminated by the Company without cause, by the named executive officer for good reason or as a result of non-renewal of the employment agreement. A description of termination events that trigger post-termination pay and benefits for our named executive officers can be found in the section of this Proxy Statement entitled "Employment Agreements with Named Executive Officers" and in the "Potential Payments Upon Termination or Change-In-Control" section below.

Under certain circumstances described in the section of this Proxy Statement entitled "Employment Agreements with Named Executive Officers" and quantified in the "Potential Payments Upon Termination or Change-In-Control" section below, stock options, SARs, restricted stock and performance shares granted to the named executive officers may vest earlier than the time-based schedule based upon the occurrence of certain specified events, as described in the footnotes to the table included in the "Potential Payments Upon Termination or Change-In-Control" section below.

The compensation provided to named executive officers in connection with a change-in-control, while potentially costly, provides a number of important benefits to the Company. First, it permits an executive to evaluate a potential change-in-control while relatively free of concern for the executive's own situation or the need to seek employment elsewhere. Second, change-in-control transactions take time to unfold, and a stable management team can help to preserve the Company's operations, which a buyer normally will require, or if a

32    I    Maidenform Brands, Inc.

change-in-control transaction is not completed can help ensure that the Company's business will continue without undue disruption. Third, some buyers seek for a management team to remain intact after an acquisition, so that encouraging such stability can add value to the Company in the eyes of a buyer. Finally, we believe that the change-in-control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party. The Compensation Committee believes that the potential cost of executive change-in-control compensation, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to the Company and its stockholders.

We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. In addition, we recognize the possibility that a change-in-control could arise and result in the departure or distraction of the named executive officers to the detriment of the Company and our stockholders. We have entered into employment agreements with each of our named executive officers in order to attract, retain, motivate and compensate qualified executive officers and to minimize potential employment security concerns arising in the course of negotiating and completing a possible future change-in-control transaction.

2011 Say-on-Pay Vote Results

At the Company's Annual Meeting of Stockholders held in May 2011, approximately 96% of the votes cast on the proposal to approve compensation of our named executive officers (the "say-on-pay proposal") were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Impact of Tax and Accounting

The Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles adopted by the Company.

When determining amounts of equity-based grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued, which is amortized over the requisite service period, which generally means the vesting period of the instruments. The Compensation Committee also carefully considers the impact of using market conditions (e.g., share price or total stockholder return) as a performance metric under the 2009 Omnibus Incentive Plan, mindful of the fact that if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation the Company can deduct in any one year for compensation paid to the Chief Executive Officer and three most highly-compensated executive officers employed by the Company at the end of the year (other than the Company's chief financial officer) per year. However, the $1 million deduction limit does not apply to performance-based compensation under a plan that has been approved by the Company's stockholders. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with the Company's goal for its executive compensation program even if the award is not deductible by the Company for tax purposes.

2012 Proxy Statement    I    33

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers is reasonable and appropriate. The value of the compensation payable to the named executive officers is significantly tied to our performance and the return to our stockholders. We believe that our compensation programs will allow us to attract, retain, motivate and compensate the top performing management team needed to sustain future growth in corporate and stockholder value.

 Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

 COMPENSATION COMMITTEE REPORT

Based on the Compensation Committee's review and discussions with management of the Company, the Compensation Committee recommended to the Board of Directors that the Company's Compensation Discussion & Analysis be included in the Company's Proxy Statement prepared in connection with the 2012 Annual Meeting and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by the Compensation Committee of the Board of Directors:
Harold Compton (Chair) Norman Axelrod Karen Rose

34    I    Maidenform Brands, Inc.

 EXECUTIVE COMPENSATION TABLES

2011 Summary Compensation Table

The following table sets forth information with respect to the compensation received during the last three fiscal years (or during the period of employment, if less) by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) three other most highly compensated executive officers who were serving as executive officers at the end of our last fiscal year. These executives are referred to as our "named executive officers" elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option or SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Maurice S. Reznik	2011	$687,019	$—	$2,604,438	$260,162	$389,926	$6,483	$35,330	$3,983,358
Chief Executive Officer and	2010	616,346	—	529,450	239,341	1,464,180	3,353	36,535	2,889,205
Director	2009	575,000	—	2,529,564	—	1,057,762	1,310	34,819	4,198,455
Malcolm Robinson(1)	2011	80,769	—	500,000	500,000	—	—	—	1,080,769
President
Christopher W. Vieth	2011	459,166	—	224,392	96,581	172,256	—	13,300	965,695
Executive Vice President, Chief Operating	2010	442,572	—	203,508	91,992	605,677	—	13,885	1,357,634
Officer and Chief Financial Officer	2009	425,000	—	999,161	—	491,276	—	13,451	1,928,888
Steven Castellano	2011	414,936	—	124,256	53,502	120,473	5,099	4,900	723,166
Senior Vice President of Merchandising	2010	397,103	10,000	110,608	49,999	329,766	2,333	5,485	905,294
and Design Operations	2009	353,375	—	161,015	—	285,738	678	5,485	806,291
Tony D'Onofrio(1)	2011	168,404	69,791	45,496	45,496	—	—	—	329,187
Chief Supply Chain Officer

(1)
No compensation is shown for Messrs. Robinson and D'Onofrio for 2010 and 2009 because they were not our named executive officers during that time. Mr. Robinson's employment commenced in November 2011. The salary amount shown reflects the amount he received for his partial year of employment. His annualized base salary for 2011 was $600,000. Mr. D'Onofrio's employment commenced in July 2011. The salary amount shown reflects the amount he received for his partial year of employment. His annualized base salary for 2011 was $372,300.

(2)
Amount represents a guaranteed bonus to Mr. D'Onofrio, prorated to reflect his partial year of employment. Mr. Castellano received a discretionary bonus in the 2010 fiscal year as recognition for his contributions towards several product introductions.

(3)
Amounts shown for restricted stock awards, performance stock awards and SARs represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 2, "Summary of Significant Accounting Policies," under the heading "Stock-based compensation," and Note 10, "Stock-Based Compensation," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for the assumptions made for valuing stock-based compensation under FASB ASC Topic 718.

(4)
Amounts represent cash bonuses earned pursuant to the Bonus Plan and under the 2009 Omnibus Incentive Plan (for Mr. Reznik) for Fiscal Years 2011, 2010 and 2009, which were approved by the Compensation Committee and paid in March 2012, 2011 and 2010, respectively.

(5)
The amounts for the Fiscal Years 2011, 2010 and 2009 are comprised entirely of changes between December 31, 2010 and December 31, 2011, December 31, 2009 and December 31, 2010 and changes between December 31, 2008 and December 31, 2009, respectively, in the actuarial present value of the accumulated pension benefits of each of the named executive officers. Our benefit plans operate in the same manner for all participants in each plan and there is no special formula for the Chief Executive Officer or any other named executive officer. See Note 7, "Pension Plan," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 for the assumptions made in calculating the change in pension value. The Maidenform, Inc. Retirement Plan was frozen as to future benefit accruals and participation effective on January 1, 2007.

(6)
Amounts represent the value of perquisites and other personal benefits which are further detailed below.

Named Executive Officer	Year	Car Service	Automobile Allowance	Company Matched 401(k) Contribution	Total
Maurice S. Reznik	2011	$22,030	$8,400	$4,900	$35,330
Christopher W. Vieth	2011	—	8,400	4,900	13,300
Steven Castellano	2011	—	—	4,900	4,900

2012 Proxy Statement    I    35

Grants of Plan-Based Awards in the 2011 Fiscal Year

In the 2011 Fiscal Year, grants were made to our named executive officers pursuant to the 2009 Omnibus Incentive Plan and the Bonus Plan. For a detailed description, please see the sections entitled "Performance-Based Cash Bonus Awards" and "Long-Term Incentives" in the Compensation Discussion and Analysis in this Proxy Statement.

															Grant Date Fair Value of Stock and Option or SAR Awards (6) ($)
											All Other Option Awards: Number of Securities Underlying Options or SARs(4) (#)
									All Other Stock Awards: Number of Shares of Stock or Units(3) (#)				Exercise or Base Price of Option or SAR Awards (5) ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)								Closing Market Price on Date of Grant ($/Sh)
Named Executive Officer	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Maurice S. Reznik			$218,750	$875,000	$1,750,000
	2/23/2011	(7)				$65,039	$260,156	$520,313							$343,488
	2/23/2011								10,413	(8)					260,950
	2/23/2011										23,438	(8)	$25.06	$24.80	260,162
	3/14/2011	(9)					2,000,000								2,000,000
Malcolm Robinson			134,400	480,000	897,600
	12/1/2011								27,115	(10)					500,000
	12/1/2011										68,493	(10)	18.44	18.22	500,000
Christopher W. Vieth			103,459	369,495	690,956
	2/23/2011	(7)				24,145	96,580	193,160							127,510
	2/23/2011								3,866	(8)					96,882
	2/23/2011										8,701	(8)	25.06	24.80	96,581
Steven Castellano			67,775	229,744	414,689
	2/23/2011	(7)				13,375	53,500	107,000							70,603
	2/23/2011								2,141	(8)					53,653
	2/23/2011										4,820	(8)	25.06	24.80	53,502
Tony D'Onofrio			43,070	146,000	263,530
	8/1/2011								1,760	(8)					45,496
	8/1/2011										4,084	(8)	25.85	25.64	45,496

(1)
Amounts shown represent the threshold, target and maximum awards that could have been earned by the named executive officer based on the level of achievement of the performance goals established by the Compensation Committee for the 2011 Fiscal Year pursuant to a performance-based cash bonus awarded under the 2009 Omnibus Incentive Plan and the Bonus Plan. Amounts were payable based on the level of achievement of separate performance metrics, which are aggregated in the table. Therefore, payouts below the indicated threshold level were possible in cases in which performance met the threshold performance level for one performance metric but not for others. The actual amounts paid in March 2012 pursuant to the performance-based cash bonuses for the 2011 Fiscal Year are included in the 2011 Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(2)
Amounts shown reflect performance stock awards granted to the named executive officers in the 2011 Fiscal Year.

(3)
Amounts shown reflect restricted stock granted to the named executive officers in the 2011 Fiscal Year.

(4)
Amounts shown reflect SARs granted to the named executive officers in the 2011 Fiscal Year.

(5)
Amounts shown reflect the closing price of our Common Stock on the trading day immediately preceding the date of grant pursuant to the terms of the 2009 Omnibus Incentive Plan.

(6)
The value of the performance shares, restricted stock, and SARs awards are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718, and disregards estimates of forfeitures related to service-based vesting conditions. An executive will realize value from performance stock awards only to the extent that the performance conditions are met. An executive will realize value from SARs only to the extent that, at the time of exercise, the market price of the underlying Common Stock exceeds exercise price, which is an amount that likely will differ from the grant date fair value reflected above.

(7)
These performance stock awards vest on the third anniversary of the grant date, February 23, 2011. 50% of the total award is subject to the absolute operating income attributable to adjusted operating income at the end of the three-year period commencing January 2, 2011 and ending December 28, 2013. The remaining 50% of the award is subject to the Company's total stockholder return, measured against the stock of a predetermined peer group of companies, at the end of the three-year period commencing January 2, 2011 and ending December 28, 2013.

(8)
These awards of restricted stock and SARs, as applicable, vest on each of the first, second, third and fourth anniversaries of the grant date, subject to limited acceleration in certain specified circumstances.

(9)
This performance stock award vests in equal annual installments on the third and fourth anniversary of the grant date, March 14, 2011, subject to a three-year after-tax return on equity with no threshold or maximum payout.

(10)
These awards of restricted stock and SARs, as applicable, vest on each of the first, second and third anniversaries of the grant date, subject to limited acceleration in certain specified circumstances.

36    I    Maidenform Brands, Inc.

Outstanding Equity Awards at the end of the 2011 Fiscal Year

	Option or SAR Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options or SARs Exercisable (#)	Number of Securities Underlying Unexercised Options or SARs Unexercisable (#)		Option or SAR Exercise Price ($)		Option or SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Maurice S. Reznik	34,341	—		$19.11	(2)	5/24/2014
	50,568	16,857	(3)	14.96	(2)	8/18/2015
	8,475	25,426	(4)	16.33	(2)	2/23/2017
	—	23,438	(5)	25.06	(2)	2/23/2018
							6,006	(3)	$109,910
							41,166	(6)	753,338
							175,000	(7)	3,202,500
							11,026	(4)	201,776
							10,413	(5)	190,558
										7,328	(8)	$134,102
										7,328	(9)	134,102
										5,191	(10)	94,995
										5,191	(11)	94,995
										76,628	(12)	1,402,292
Malcolm Robinson	—	68,493	(13)	18.44	(2)	12/1/2018
							27,115	(13)	496,205
Christopher W. Vieth	6,406	6,407	(14)	15.04	(2)	6/2/2015
	—	9,773	(4)	16.33	(2)	2/23/2017
	—	8,701	(5)	25.06	(2)	2/23/2018
							2,296	(14)	42,017
							15,822	(6)	289,543
							70,000	(7)	1,281,000
							4,238	(4)	77,555
							3,866	(5)	70,748
										2,817	(8)	51,551
										2,817	(9)	51,551
										1,927	(10)	35,264
										1,927	(11)	35,264
Steven Castellano	1,036	—		19.11	(2)	5/24/2014
	2,668	2,668	(3)	14.96	(2)	8/18/2015
	—	5,312	(4)	16.33	(2)	2/23/2017
	—	4,820	(5)	25.06	(2)	2/23/2018
							951	(3)	17,403
							8,190	(6)	149,877
							2,304	(4)	42,163
							2,141	(5)	39,180
										1,531	(8)	28,017
										1,531	(9)	28,017
										1,067	(10)	19,526
										1,067	(11)	19,526
Tony D'Onofrio	—	4,084	(15)	25.85	(2)	8/1/2018
							1,760	(15)	32,208

(1)
Valuation based on the December 30, 2011 closing price of $18.30 per share.

(2)
Represents the reference price of the SARs awards.

(3)
These awards of SARs and restricted stock, as applicable, vest on each of the first, second, third and fourth anniversary of the grant date, August 18, 2008, subject to limited acceleration in certain specified circumstances.

(4)
These awards of SARs and restricted stock, as applicable, vest on each of the first, second, third and fourth anniversary of the grant date, February 23, 2010, subject to limited acceleration in certain specified circumstances.

(5)
These awards of SARs and restricted stock, as applicable, vest on each of the first, second, third and fourth anniversary of the grant date, February 23, 2011, subject to limited acceleration in certain specified circumstances.

(6)
These awards of restricted stock, vest on each of the first, second, third and fourth anniversary of the grant date, March 27, 2009, subject to limited acceleration in certain specified circumstances.

2012 Proxy Statement    I    37

(7)
These awards of restricted stock, vest on each of the third, fourth and fifth anniversary of the grant date, March 27, 2009, subject to limited acceleration in certain specified circumstances.

(8)
These awards are performance stock awards and vest on the third anniversary of the grant date, February 23, 2010. The number of shares to be granted is subject to the absolute revenue attributable to sales of shapewear at the end of the three-year period commencing January 1, 2010 and ending December 31, 2012.

(9)
These awards are performance stock awards and vest on the third anniversary of the grant date, February 23, 2010. The number of shares to be granted is subject to the Company's total stockholder return, measured against the stock of a predetermined peer group of companies, at the end of the three-year period commencing January 1, 2010 and ending December 31, 2012.

(10)
These awards are performance stock awards and vest on the third anniversary of the grant date, February 23, 2011. The number of shares to be granted is subject to the absolute revenue attributable to operating income at the end of the three-year period commencing January 2, 2011 and ending December 28, 2013.

(11)
These awards are performance stock awards and vest on the third anniversary of the grant date, February 23, 2011. The number of shares to be granted is subject to the Company's total stockholder return, measured against the stock of a predetermined peer group of companies, at the end of the three-year period commencing January 2, 2011 and ending December 28, 2013.

(12)
This award is a performance stock award and vests in equal annual installments on the third and fourth anniversary of the grant date, March 14, 2011 subject to the Company's three year after-tax return on equity.

(13)
These awards of SARs and restricted stock, as applicable, vest on each of the first, second and third anniversary of the grant date, December 1, 2011, subject to limited acceleration in certain specified circumstances.

(14)
These awards of SARs and restricted stock, as applicable, vest on each of the first, second, third and fourth anniversary of the grant date, June 2, 2008, subject to limited acceleration in certain specified circumstances.

(15)
These awards of SARs and restricted stock, as applicable, vest on each of the first, second, third and fourth anniversary of the grant date, August 1, 2011, subject to limited acceleration in certain specified circumstances.

Option Exercises and Stock Vested in the 2011 Fiscal Year

The following table lists the number of shares of our Common Stock acquired and the value realized as a result of stock option and SARs exercises and vesting of restricted stock by our named executive officers in the 2011 Fiscal Year.

	Option or SAR Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Maurice S. Reznik	75,000	$840,288	33,534	$886,606
Christopher W. Vieth	16,070	187,192	11,619	314,986
Steven Castellano	4,438	67,296	6,207	163,822

(1)
Value realized on exercise is based on the fair market value of our Common Stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options or SARs.

(2)
Value realized on vesting is based on the number of shares acquired on vesting, and the market price of the Company's stock on the day of vesting.

38    I    Maidenform Brands, Inc.

2011 Pension Benefits

The following table reflects the present value of benefits accrued by Messrs. Reznik and Castellano, the only named executive officers eligible for the Maidenform, Inc. Retirement Plan.

Named Executive Officer	Number of Years Credited Service #	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Maurice S. Reznik	9	$32,980	$—
Steven Castellano	6	19,419	—

(1)
Generally, compensation utilized for pension formula purposes includes salary and annual bonus not to exceed the ERISA and Code maximum compensation. Amounts related to equity awards are not included in the calculation of compensation for purposes of the pension benefit. Our pension plan, which is intended to be a tax-qualified defined benefit retirement plan, operates in the same manner for all participants and there is no special formula for the Chief Executive Officer or any of the other named executive officers. The values reported in the "Present Value of Accumulated Benefit" column are theoretical and calculated and presented pursuant to SEC requirements and are based on assumptions used in preparing our audited financial statements for the year ended December 31, 2011. The Maidenform, Inc. Retirement Plan was frozen as to future benefit accruals and participation effective on January 1, 2007. See Note 7, "Pension Plan," to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 for the assumptions made in calculating the change in pension value.

MAIDENFORM, INC. RETIREMENT PLANS

We sponsor a defined benefit plan, the Maidenform, Inc. Retirement Plan, covering substantially all of our eligible employees, including the named executive officers, who are not covered by benefit plans through their union. This plan is the result of the merger of two separate defined benefit plans, effective April 14, 1999. As of that date, the Restated Replacement Maidenform, Inc. Retirement Plan (the "Replacement Plan") (the successor to the original Maidenform, Inc. retirement plan, adopted effective in 1955) merged into the NCC Industries, Inc. Defined Benefit Pension Plan (the "NCC Plan"), and the combined plan was renamed the Maidenform, Inc. Retirement Plan (the "Retirement Plan"). After the merger, the Retirement Plan became responsible for payment of all vested benefits that were previously payable by the Replacement Plan and the NCC Plan. The Retirement Plan was frozen as to participation and benefit accrual on January 1, 2007.

We have included in our consolidated balance sheet at December 31, 2011 a liability in the amount of $8.5 million related to the Retirement Plan. Separately, in accordance with the actuarial valuation of the plan, we expect to contribute $1.0 million to the Retirement Plan to be made in the 2012 fiscal year for the 2011 plan year.

The Retirement Plan consists of a basic benefit and a supplemental benefit, as more fully described below.

Basic Benefit—Replacement Plan portion of the Retirement Plan

The basic non-contributory annual normal retirement benefit under the Replacement Plan portion of the Retirement Plan is determined as follows for employees employed on or after January 1, 1997: (i) 1.75% of the annual basic covered compensation (as described below) earned after 1983; (ii) 1.5% of the average annual basic covered compensation in 1983 and 1984 multiplied by the number of years of creditable service before 1984, and in the case of a participant who has no service before 1983, 1.5% of the annual basic covered compensation in 1983; plus (iii) 1% of the average annual covered compensation in 1983 and 1984 multiplied by years of prior service (service prior to 1955). Basic covered compensation is limited to $10,000 per year through 1987, $15,000 in 1988, $18,000 per year for 1989 through 1993, and $26,000 per year thereafter through December 31, 2006.

2012 Proxy Statement    I    39

Supplemental Benefit—Replacement Plan portion of the Retirement Plan

The Supplemental Benefit portion of the Retirement Plan also provides supplemental benefits to participants who elect to make payroll deductions equal to 2% of supplemental compensation (as described below) in order to pay a portion of the supplemental benefits.

Supplemental benefits are equal to the sum of: (i) 1.75% of supplemental compensation earned after 1988; (ii) 1.5% of supplemental compensation earned during 1985 through 1988; (iii) 1.5% of the average supplemental compensation in 1983 and 1984 multiplied by the number of years of creditable service before 1985 during which the participant was a member in the supplemental benefit portion of the plan, and in the case of a participant who had no service before 1983, 1.5% of the supplemental compensation in 1983 and 1984); and (iv) 0.5% of the average supplemental compensation in 1983 and 1984 multiplied by the total number of years of prior service (service prior to 1955). So long as a participant contributes to the supplemental benefit, the participant will earn a supplemental benefit until the earlier of: (1) retirement or other termination of employment; or (2) the date the number of years of service equals or exceeds 40. Supplemental compensation means compensation in excess of basic covered compensation (as defined above), subject to the legal limits ($220,000 for 2006, the last year prior to the freeze date).

Effective January 1, 2007, the Retirement Plan was frozen as to participation and benefit accrual.

MAIDENFORM, INC. SAVINGS PLAN

We sponsor a defined contribution plan, the Maidenform, Inc. Savings Plan, covering substantially all of our eligible employees who are not covered by benefit plans through their union. Participants in this plan are permitted to contribute up to 20% of their compensation (subject to legal limits) to the plan on a pre-tax basis. This plan provides for a safe harbor matching provision and we will make a safe harbor matching contribution on behalf of each participant in an amount equal to 100% of the first 3% of the participant's eligible compensation contributed to the plan and 50% of the next 2% of the participant's eligible compensation contributed to the plan. Effective April 1, 2009, this plan has been amended to reduce the matching contribution to 100% of the first 1.5% of the participant's eligible compensation contributed to the plan and 50% of the next 1% of the participant's eligible compensation contributed to the plan.

Potential Payments Upon Termination or Change-In-Control

The table below describes and estimates additional compensation and benefits that our named executive officers would become entitled to pursuant to their employment agreements (or in the case of Mr. D'Onofrio, under the Company's Executive Severance Pay Plan) upon a termination of their employment in certain circumstances or in the event of a change-in-control, in each case assuming such event had occurred on December 30, 2011 (the last business day of 2011). For details, see "Employment Agreements with Named Executive Officers" below. Where applicable, the amounts payable assume a $18.30 fair value of our Common Stock (the closing price on December 30, 2011). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our named executive officers would receive in such circumstances. The table excludes (i) compensation amounts accrued through December 31, 2011 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect

40    I    Maidenform Brands, Inc.

the actual amounts paid to the named executive officers for the 2011 Fiscal Year, since the hypothetical termination or change-in-control date is the last day of the fiscal year for which the bonus is to be determined.

Name	Trigger Event	Base Salary(1) ($)	Bonus(2) ($)		Health Benefits(6) ($)	Acceleration of Equity Awards(7) ($)	Out- placement(8) ($)	Total ($)
Maurice S. Reznik	Termination Without Cause or for Good Reason (Post-CIC Termination)	$1,050,000	$970,623	(3)	$30,117	$6,328,842	$10,000	$8,389,582
	Termination Without Cause or for Good Reason (not a Post-CIC Termination)	1,050,000	875,000	(4)	30,117	1,983,012	10,000	3,948,129
	Change in Control—No Termination	—	—		—	6,328,842	—	6,328,842
	Death or Disability	—	389,926	(5)	—	1,983,012	—	2,372,938
Malcolm Robinson	Termination Without Cause or for Good Reason (Post-CIC Termination)	600,000	—		20,078	496,205	—	1,116,283
	Termination Without Cause or for Good Reason (not a Post-CIC Termination)	600,000	—		20,078	496,205	—	1,116,283
	Change in Control—No Termination	—	—		—	496,205	—	496,205
	Death or Disability	—	—		—	496,205		496,205
Christopher W. Vieth	Termination Without Cause or for Good Reason (Post-CIC Termination)	461,869	423,070	(3)	20,078	1,940,190	—	2,845,207
	Termination Without Cause or for Good Reason (not a Post-CIC Termination)	461,869	369,495	(4)	20,078	777,288	—	1,628,730
	Change in Control—No Termination	—	—		—	1,940,190	—	1,940,190
	Death or Disability	—	172,256	(5)	—	777,288	—	949,544
Steven Castellano	Termination Without Cause or for Good Reason (Post-CIC Termination)	417,717	245,339	(3)	20,078	343,646	—	1,026,780
	Termination Without Cause or for Good Reason (not a Post-CIC Termination)	417,717	234,339	(4)	20,078	178,949	—	851,083
	Change in Control—No Termination	—	—		—	343,646	—	343,646
	Death or Disability	—	120,473	(5)	—	178,949	—	299,422

2012 Proxy Statement    I    41

Name	Trigger Event	Base Salary(1) ($)	Bonus(2) ($)	Health Benefits(6) ($)	Acceleration of Equity Awards(7) ($)	Out- placement(8) ($)	Total ($)
Tony D'Onofrio	Termination Without Cause or for Good Reason (Post-CIC Termination)	182,500	69,791	—	32,208	—	284,499
	Termination Without Cause or for Good Reason (not a Post-CIC Termination)	182,500	69,791	—	—	—	252,291
	Change in Control—No Termination	—	—	—	32,208	—	32,208
	Death or Disability	—	—	—	—	—	—

(1)
Represents an amount equal to their 2011 base salary, except that with respect to Mr. Reznik, the amount represents an amount equal to 1.5 times his base salary.

(2)
Excludes the amount of any discretionary bonus received. Mr. D'Onofrio was guaranteed a cash bonus, pro-rated to reflect his partial year of employment, as negotiated upon his joining the Company.

(3)
Represents a lump sum payment in the event of a termination of employment by us without Cause or by for the named executive officer for Good Reason within 2 years following the consummation of a change-in-control (a "Post-CIC Termination") equal to one times the greater of the named executive officer's average annual bonus for the three fiscal years ended December 31, 2011 (the "3-year Average Bonus Amount") and the named executive officer's target bonus for the 2012 Fiscal Year.

(4)
Represents a lump sum payment in the event of a termination of employment by us without Cause or by the named executive officer for Good Reason that is not a Post-CIC Termination equal to one times the lesser of the 3-year Average Bonus Amount and the named executive officer's target bonus for the 2012 Fiscal Year.

(5)
Represents a lump sum payment equal to the named executive officer's actual annual bonus received for the 2011 Fiscal Year.

(6)
Represents our payment for the cost of continuation of health coverage for up to 12 months (or, 18 months, with respect to Mr. Reznik) following termination.

(7)
Represents the fair market value of our Common Stock on December 30, 2011, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by the named executive officer on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

(8)
Represents our payments for the cost of outplacement services.

Long-Term Incentive Plans

The Company had no long-term incentive plans during the 2011 Fiscal Year other than its 2009 Omnibus Incentive Plan (formerly, the 2005 Stock Incentive Plan).

Report on Repricing of Options

There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreements with Messrs. Reznik, Robinson, Vieth and Castellano

Messrs. Reznik, Robinson, Vieth and Castellano all entered into employment agreements with us and our wholly-owned subsidiary Maidenform, Inc. that provide substantially the same terms, except as described below. Mr. D'Onofrio has not entered into an employment agreement with the Company.

42    I    Maidenform Brands, Inc.

Each of the employment agreements provides for a one-year employment term with automatic one-year renewals for successive one year periods unless either party decides to terminate the agreement on 120 days' notice. The employment agreements provide that such named executive officers will receive an annual base salary, subject to increase (but not decrease) as determined by the Compensation Committee. The base salary for each of Messrs. Reznik, Robinson, Vieth and Castellano for 2012 as set by the Compensation Committee in February 2012 is set forth below:

Base Salary
Maurice S. Reznik	$700,000
Malcolm Robinson	600,000
Christopher W. Vieth	461,869
Steven Castellano	426,071

The employment agreements provide that for 2012 Fiscal Year and subsequent years the annual bonuses for such named executive officers will be based on performance goals permitted under, and subject to, our bonus plans under in which such officers are eligible to participate (see "Compensation Discussion and Analysis—Elements of Executive Compensation—Details—Annual Performance Bonus" for a discussion regarding the 2011 Fiscal Year annual bonus for our named executive officers). Each such named executive officer is also entitled to participate in all benefit plans and programs available to our other senior employees.

Each of the employment agreements provide that the named executive officer will be entitled to severance payments if his or her employment is terminated by us without "cause" or by the named executive officer with "good reason" (see definitions below), or if we elect not to extend the term of the agreement. Subject to the named executive officers execution of a general release of claims, the employment agreements provide for the following severance payments and benefits:

  •
  for Mr. Reznik, an amount equal to 1.5 times his then current base salary and for the other named executive officers an amount equal to their then current base salary;

  •
  an amount equal to (x) in the event of a termination of his or her employment without cause or for good reason within 2 years following a change-in-control (see definitions below) (a "Post CIC Termination"), an amount equal to 1 times the greater of (i) an amount equal to such named executive officers average annual bonus over the three fiscal years immediately preceding his or her termination of employment (or, if less, the actual number of years of employment and determined by annualizing the bonus actually paid with respect to any partial year of employment) (the "3-year Average Bonus") and (ii) his or her target bonus for the year in which the termination occurs; or (y) in the event of a termination without cause or for good reason that is not a Post CIC Termination, an amount equal to 1 times the lesser of (i) such named executive officers 3-year Average Bonus and (ii) his or her target bonus for the year in which the termination occurs; and

  •
  if such named executive officer (or his or her dependents) timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), we will pay the cost of such COBRA coverage in an amount equal to 100% of the monthly premium for such coverage for up to 18 months in the case of Mr. Reznik and for up to 12 months for the other named executive officers (and, for Mr. Robinson, an additional increment equal to one-half of the COBRA amount during the 12-month period following the termination of employment).

In addition to the foregoing, Mr. Reznik's employment agreement also provides that upon any such termination, we will pay for outplacement services (up to a maximum of $10,000) until he obtains subsequent employment, but in no event beyond the last day of the second year following the year in which the termination occurs.

2012 Proxy Statement    I    43

The employment agreements provide that if such named executive officers die or if we terminate their employment due to their having suffered a "disability" (as defined in the employment agreements), such named executive officer will be entitled to payment of an amount equal to the bonus he or she would have been entitled to receive for the year of termination had his or her employment not terminated, with such amount to be prorated based on his or her period of employment during the year of termination and based upon actual results of the applicable performance goals, and to benefits under any group life insurance or disability insurance plans provided in accordance with the applicable welfare benefit plans.

The employment agreements provide that any equity awards granted to such named executive officers (other than special equity grants to Mr. Robinson, which are described in our "Compensation Discussion and Analysis—Long-Term Incentives—Special Equity Grants" above) will vest and become exercisable in equal annual installments on each anniversary of the grant date over a four year period for so long as such named executive officer remains employed by us, subject to 100% acceleration of vesting upon a "change-in-control" (as defined under our Incentive Plan). Upon a termination of employment by us without cause or by the named executive officer for good reason or as a result of non-extension of the term of employment by us, such equity incentives will vest with respect to the number of shares that would have otherwise vested during the 12 months following the date of his or her termination. None of our named executive officers is entitled to a golden parachute (280G) excise tax gross-up.

"Cause" is generally defined under the employment agreements to mean the executive's:

  •
  conviction for or entry of a plea of guilty or nolo contendere with respect to a felony or any misdemeanor crime involving moral turpitude;

  •
  willful misappropriation of our or any of our subsidiary companies' funds or property or other acts of fraud, dishonesty, self-dealing, or any significant violation of any duty of loyalty;

  •
  perpetration of an illegal act which causes material economic injury to us or any of our subsidiary companies; or

  •
  material breach of the employment agreement or material failure to perform the duties thereunder, subject to the written notice and opportunity to cure (not to exceed the amount of days specified in the employment agreement) if such breach or failure is susceptible to cure.

"Good reason" is generally defined under the employment agreements to mean the occurrence of any of the following events without the executive's consent:

  •
  a material diminution of the executive's authority, duties, responsibilities (and, other than for Mr. Castellano, including reporting requirements), or base salary;

  •
  the executive's relocation beyond a radius of 50 miles from our Iselin, New Jersey office (or, solely with respect to Messrs. Reznik and Robinson, both our offices in Iselin, New Jersey and in New York, New York); or

  •
  our material breach of the employment agreement.

A "Change in Control" is generally deemed to occur following any transaction if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); provided, however, that a merger or consolidation effected solely to implement a recapitalization of the Company shall not constitute a Change in Control of the Company; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets other than (x) the sale or disposition of all or substantially all of the

44    I    Maidenform Brands, Inc.

assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

The executive must provide notice that a "good reason" event occurred within 90 days of such event and we will have an opportunity to cure such event within 30 days. Executive must resign for "good reason," if applicable, within a certain time period as set forth in the applicable employment agreement.

The employment agreements provide that such named executive officer cannot enter into any business activity directly competitive with our business for a period 18 months after the termination of his employment in the case of Mr. Reznik and for a period of 12 months for the other named executive officers. In addition, during such period, the named executive officer is prohibited from directly or indirectly soliciting any of our customers, attempting to influence any of our suppliers, customers or potential customers from terminating or modifying any of their arrangements with us, or from attempting to influence any person from terminating or modifying his or her service relationship with us.

The employment agreement also contains proprietary information and confidentiality provisions and such named executive officers have agreed to assign to us any intellectual property rights they may have in any developments or discoveries that they conceive, create, make, develop, reduce to practice or acquires during the term of their employment.

2012 Proxy Statement    I    45

 Audit Committee Report

ROLE OF THE AUDIT COMMITTEE

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting and financial controls and risk, reviews and approves transactions between Maidenform and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee charter is available in the "Investor Relations—Governance" section of our website.

REVIEW OF THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE 2011 FISCAL YEAR

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2011 Fiscal Year with the Company's management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm for the 2011 Fiscal Year, the matters required to be discussed by PCAOB AU Section 380/SAS 61 ("Communication with Audit Committees"), as amended, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC the independence of that firm from the Company.

CONCLUSION

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the 2011 Fiscal Year for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:
Karen Rose (Chair) Harold Compton Barbara Eisenberg Nomi Ghez

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

46    I    Maidenform Brands, Inc.

 Overview of Proposals

This Proxy Statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of six directors to the Board. Proposal No. 2 requests an advisory approval of named executive officer compensation. Proposal No. 3 requests the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2012 fiscal year. Each of the proposals is discussed in more detail in the pages that follow.

Proposal No. 1
Election of Directors

The Board has nominated Directors Axelrod, Compton, Eisenberg, Ghez, Reznik and Rose to be elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the six nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's six nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.

VOTE REQUIRED

The six nominees receiving the highest number of affirmative votes (at a meeting at which a quorum is present) of the shares entitled to be voted for them, up to the six directors to be elected by those shares, will be elected as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

 Proposal No. 2
Advisory Approval on Named Executive Officer Compensation

The Company is providing its stockholders with the opportunity to cast an advisory approval on named executive officer compensation (a "say-on-pay-proposal") as described below. The Company welcomes the views of stockholders on the design and effectiveness of the Company's executive compensation program.

2012 Proxy Statement    I    47

At the Company's Annual Meeting of Stockholders held in May 2011approximately 96% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation.

The Company's goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company's success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders' long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its stockholders.

The Board encourages you to consider the following features of our program, among others, which are more fully discussed in the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement:

  •
  Total direct compensation levels for the named executive officers generally target between the 25th percentile and the 75th percentile of the retail market. The Company has no long-term cash compensation program for its named executive officers.

  •
  The named executive officers receive regular long-term equity awards in the form of shares of restricted stock and SARs that vest over a four-year period and performance shares that vest over a three-year period. The Company believes these awards ensure that a significant portion of the officers' compensation is tied to long-term stock price performance.

  •
  We set aggressive goals for financial performance and tie those goals to our short-term and long-term cash incentive compensation and performance-based equity programs. The rigorous nature of our performance goals was demonstrated in 2011 as the goals for earning certain cash awards were not achieved and accordingly our named executive officers did not earn this compensation despite the Company's favorable sales performance for the year;

  •
  A significant portion of total direct compensation received by the named executive officers is variable and tied to performance targets.

  •
  The increase in Mr. Reznik's 2011 compensation as compared to 2010 was primarily due to the special performance-based equity grant he received in March 2011, which payout is dependent on the Company's performance as further described on page 30 of this Proxy Statement.

  •
  The named executive officers receive limited perquisites, as shown in our 2011 Summary Compensation Table.

  •
  The Company has no incentive compensation arrangements for executives that create a potential material risk for the Company, based on a risk assessment as described on page 22 of this Proxy Statement.

Stockholders are encouraged to read the "Compensation Discussion and Analysis" section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy. Accordingly, the Company is submitting to shareholders the following resolution for vote by shareholders:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values

48    I    Maidenform Brands, Inc.

the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

VOTE REQUIRED

Approval of Proposal No. 2 requires the affirmative vote (at a meeting at which a quorum is present) of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM.

 Proposal No. 3
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2012 fiscal year

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2012 fiscal year. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives from PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and to respond to questions.

Fees Paid to Auditors

Audit Fees

An aggregate of $1,250,000 and $1,130,200 was billed for the fiscal years December 31, 2011 and January 1, 2011, respectively, for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits, issuance of comfort letters, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

An aggregate of $180,900 and $110,500 was billed for the fiscal years ending December 31, 2011 and January 1, 2011, respectively, for assurance and related services related to accounting consultations.

Tax Fees

An aggregate of $247,000 and $161,000 was billed for the fiscal years ending December 31, 2011 and January 1, 2011, respectively, for services related to tax compliance (review and preparation of corporate tax returns, review

2012 Proxy Statement    I    49

of the tax treatments for certain expenses). Other tax services included state and local tax planning and consultations with respect to various domestic and international tax matters.

All Other Fees

An aggregate of $28,700 and $0 was billed for the fiscal years ending December 31, 2011 and January 1, 2011, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and permissible non-audit services. Pursuant to the Company's Audit Committee Pre-Approval Policy, certain types of services up to a predetermined fee limitation have received general pre-approval. The Audit Committee authorized its Chair to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

VOTE REQUIRED

Approval of Proposal No. 3 requires the affirmative vote (at a meeting at which a quorum is present) of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR.

 Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

50    I    Maidenform Brands, Inc.

 Annex A

2011 Retail Executive & Management
Total Remuneration Report
(112 companies)

7-Eleven	Coach	Coldwater Creek	Collective Brands
Abercrombie & Fitch	Cracker Barrel Old Country - Retail	Crate and Barrel	CVS/Caremark
Academy Sports & Outdoors	Dick's Sporting Goods	Dollar General	Dollar Tree
Ace Hardware	DSW	Express	Kenneth Cole
A.C. Moore Arts & Crafts	Knowledge Learning	Kohl's	L.L. Bean
Advance Auto Parts	Limited Brands	Limited Stores	Liz Claiborne
Aeropostale	Lowe's	LVMH Moet Hennessy Louis Vuitton	Macy's
Alex Lee	Maidenform	Retail Brand Alliance - Brooks Brothers	Ritchie Bros. Auctioneers
Amazon.com	Ross Stores	Safeway	Saks
American Eagle Outfitters	Sears	ShopKo	Sonic Automotive
Andersons, The	Sports Authority, The	St. John Knits Int'l	Stage Stores
Ann, Inc.	Family Dollar Stores	FedEx - Office & Print Services	Foot Locker
Ascena Retail Group	Fossil	Gap	GNC
AutoZone	Gymboree	Hallmark Cards - Retail	Harris Teeter
Bebe	Helzberg Diamonds	hhgregg	Home Depot, The
Belk	Hot Topic	Hudson's Bay Company - Lord & Taylor	J.C. Penney
Best Buy	J. Crew	Jewelry Television	Meijer
Big Lots	Michaels	Movado Group	Neiman Marcus
BJ's Wholesale Club	New York & Company	Nike	Nordstrom
Bon-Ton, The	Office Depot	OfficeMax	Pantry, The
Build-A-Bear	PETCO	PetSmart	Phillips - Van Heusen
Cabela's	Pier 1 Imports	Polo Ralph Lauren	QVC
Carter's	Restoration Hardware	Staples	Sterling Jewelers
Charlotte Russe	SuperValu	Talbots	Target
Charming Shoppes	Tiffany & Co.	TJX Companies	Tommy Hilfiger
Chico's	Tory Burch	Toys R Us	Tractor Supply
Children's Place	V.F. Corporation	Walgreens	Walmart

2012 Proxy Statement    I    A-1

VOTE BY INTERNET QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity 800 Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes (THIS BOXED AREA DOES NOT PRINT) PRINT AUTHORIZATION Label Area 4” x 1 1/2” 1. Election to the Board of Directors of the nominees named below: The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposals 2 & 3. UPON FINAL APPROVAL FORWARD INTERNET VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS Vote Your Proxy on the Internet: Go to www.maidenformbrands.com Have your proxy card available when you access the above website. Click on “Please click here to view the Online Proxy Voting information” and follow the instructions to vote your shares. Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Maidenform Brands, Inc. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR As a stockholder of Maidenform Brands, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 24, 2012, the day prior to the meeting day. Signature Signature Date , 2012. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: 2. Advisory approval of named executive officer compensation 3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year 4. You may also vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please indicate if you plan to attend this meeting. FOR WITHHOLD (01) Norman Axelrod (02) Harold F. Compton (03) Barbara Eisenberg (04) Nomi Ghez (05) Maurice S. Reznik (06) Karen Rose THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND FOR ALL OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN YES NO

MAIDENFORM BRANDS, INC. ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAIDENFORM BRANDS, INC. The undersigned stockholder of Maidenform Brands, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 25, 2012 and the Proxy Statement, and appoints Nanci Prado, Maurice S. Reznik and Christopher W. Vieth, and each of them individually, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 200 Madison Avenue, 25th floor, New York, NY 10016 (Tel #:212-592-0700), on Friday, May 25, 2012 at 9:00 a.m. Eastern Daylight time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse. The Proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Important Notice Regarding the Availability Of Proxy Materials For the Annual Meeting to Be Held On Friday, May 25, 2012. The following Proxy Materials are also available to you to review at: http://www.maidenformbrands.com - the Company’s Annual Report for the year ending December 31, 2011. - the Company’s 2012 Proxy Statement (including all attachments thereto). - any amendments to the foregoing materials that are required to be furnished to stockholders.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 9:00 A.M. ON MAY 25, 2012
General Information
Directors, Executive Officers and Corporate Governance
DIRECTORS
ROLE OF THE BOARD
BOARD LEADERSHIP STRUCTURE
EXECUTIVE SESSIONS
BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS
DIRECTOR INDEPENDENCE
BOARD COMMITTEES AND MEETINGS
BOARD OVERSIGHT AND RISK MANAGEMENT
2011 DIRECTOR COMPENSATION
COMMUNICATION WITH THE BOARD
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CORPORATE GOVERNANCE DOCUMENTS
EXECUTIVE OFFICERS
Beneficial Ownership of Securities
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Party Transactions
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION TABLES
MAIDENFORM, INC. RETIREMENT PLANS
MAIDENFORM, INC. SAVINGS PLAN
EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Audit Committee Report
ROLE OF THE AUDIT COMMITTEE
REVIEW OF THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE 2011 FISCAL YEAR
CONCLUSION
Overview of Proposals
Proposal No. 1 Election of Directors
VOTE REQUIRED
RECOMMENDATION OF THE BOARD
Proposal No. 2 Advisory Approval on Named Executive Officer Compensation
VOTE REQUIRED
RECOMMENDATION OF THE BOARD
Proposal No. 3 Ratification of Appointment of Independent Registered Public Accounting Firm
PRE-APPROVAL POLICIES AND PROCEDURES
VOTE REQUIRED
RECOMMENDATION OF THE BOARD
Other Matters
  Annex A
2011 Retail Executive & Management Total Remuneration Report (112 companies)